Prospectus Supplement No. 3 to
Prospectus dated September 20, 2006
Registration No. 333-135376
Filed pursuant to Rule 424(b)(3)

PIEDMONT MINING COMPANY

Supplement No. 3
To
Prospectus Dated September 20, 2006

This Prospectus Supplement supplements our Prospectus dated September 20, 2006, and our Prospectus Supplement No. 1 dated November 16, 2006 and filed with the Securities and Exchange Commission on November 17, 2006, and our Prospectus Supplement No. 2 dated May 25, 2007 and filed with the Securities and Exchange Commission on May 29, 2006, (collectively, the “Prospectus”) relating to the sale of up to 8,137,560 shares of our common stock, no par value, (“Common Stock”) by the Selling Stockholders listed under “Selling Stockholders” on page 14 of the Prospectus. This Prospectus also covers the sale of 4,693,667 shares of our Common Stock by the Selling Stockholders upon the exercise of outstanding warrants.  This Prospectus Supplement No. 3 includes: (i) the attached Current Report on Form 8-K for July 20, 2007, as filed with the Securities and Exchange Commission on July 26, 2007; and (ii) the attached Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007 as filed with the Securities and Exchange Commission on August 14, 2007. We encourage you to read this Supplement carefully with the Prospectus.

Our Common Stock is not traded on any national securities exchange or on a NASDAQ Stock Market. Our Common Stock trades on the Pink Sheets’ Electronic Quotation System, under the symbol “PIED” or “PIED.PK.” On August 14, 2007, the last reported sale price for our Common Stock was $0.22. There is no public market for the warrants.

Investing in our common stock involves certain risks and uncertainties. See “Risk Factors” beginning on page 5 of the Prospectus and the risk factors included in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is August 15, 2007.

1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-QSB

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Quarterly Period Ended March 31, 2007

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ________ to ________.

Commission File No. 333-135376

PIEDMONT MINING COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina (State or Other Jurisdiction Of Incorporation or Organization)	56-1378516 (I.R.S. Employer Identification Number)

18124 Wedge Parkway, Suite 214 Reno, Nevada (Address of Principal Executive Offices)	89511 (Zip Code)

Registrant’s telephone number, including area code (212) 734-9848

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days.

Yes ☒  No ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act.

Yes ☐  No ☒

As of April 30, 2007 there were 54,613,660 outstanding shares of the issuer’s common stock.

Transitional Small Business Disclosure Format (Check one):
Yes ☐  No ☒

PIEDMONT MINING COMPANY, INC.

FORM 10-QSB INDEX

2

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2007	2006
	(unaudited)
	$	$
CURRENT ASSETS
Cash and cash equivalents	1,696	17,222
Prepaid expenses and other	13,423	27,682

Total current assets	15,119	44,904

MINERAL PROPERTIES (Note 3)	177,167	177,167
PROPERTY AND EQUIPMENT (Note 4)	1,061	1,527

Total Assets	193,347	223,598

CURRENT LIABILITIES
Accounts payable and accrued liabilities	157,528	116,341
Due to related parties (Note 5)	190,600	136,728
Total current liabilities	348,128	253,069

STOCKHOLDERS’ DEFICIENCY
Capital Stock (Note 6)
Authorized:	-	-
25,000,000 Preferred stock $1.00 par value 100,000,000 Common stock no par value Common stock issued and outstanding:54,613,660 common (2006 - 54,063,660)	14,273,719	14,189,969
Additional paid-in capital	579,807	494,442
Accumulated deficit	(12,564,287)	(12,564,287)
Deficit accumulated during exploration stage	(2,444,020)	(2,149,595)
Total stockholders’ deficiency	(154,781)	(29,471)
Total liabilities and stockholders’ deficiency	193,347	223,598

The accompanying notes are an integral part of these financial statements.

3

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF LOSS
(unaudited)

	Three Months Ended March 31,		For the Period from January 1, 2002 (inception) to March 31,
	2007	2006	2007
	$	$	$
EXPENSES
Exploration, geological and geophysical costs and property research and development	83,469	23,205	970,423
Management fees	115,365	32,300	403,536
Professional fees	60,232	9,693	431,204
General and administrative	34,156	19,454	415,150
Depreciation expense	465	250	144,032

LOSS BEFORE OTHER ITEMS	(293,687)	(84,902)	(2,364,345)

INTEREST INCOME	1	-	5,912
INTEREST EXPENSE	(739)	(771)	(38,997)
LOSS ON OTHER NON-OPERATING ACTIVITIES	-	-	(46,590)
	(738)	(771)	(79,675)

NET LOSS	(294,425)	(85,673)	(2,444,020)

BASIC AND DILUTED NET LOSS PER SHARE	(0.006)	(0.002)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	51,607,068	45,902,852

The accompanying notes are an integral part of these financial statements.

4

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIENCY
(unaudited)

	Common Stock		Additional Paid-in	Accumulated	Deficit Accumulated During Exploration	Total Stockholders’
	Shares	Amount	Capital	Deficit	Stage	Deficit

		$	$	$	$	$
Balance, December 31, 2005	43,958,041	12,820,971	371,075	(12,564,287)	(1,008,983)	(381,224)

Sales of common stock, net of issuance costs	10,062,141	1,358,998	-	-	-	1,358,998

Common shares issued pursuant to mineral property option agreements	43,478	10,000	-	-	-	10,000

Stock-based management fees	-	-	123,367	-	-	123,367

Net loss	-	-	-	-	(1,140,612)	(1,140,612

Balance, December 31, 2006	54,063,660	14,189,969	494,442	(12,564,287)	(2,149,595)	(29,471)

Sales of common stock	550,000	83,750	-	-	-	83,750

Stock-based management fees	-	-	85,365	-	-	85,365

Net loss	-	-	-	-	(294,425)	(294,425)

Balance, March 31, 2007	54,613,660	14,273,719	579,807	(12,564,287)	(2,444,020)	(154,781)

The accompanying notes are an integral part of these financial statements.

5

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,		For the Period from January 1, 2002 (inception) to March 31,
	2007	2006	2007
	$	$	$

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(294,425)	(85,673)	(2,444,020)
Adjustments to reconcile net loss to net cash from operating activities:
Stock based compensation	84,365	14,800	208,732
Depreciation	465	250	144,032
Gain (loss) on other non-operating activities	-	-	(21,000)
Changes in operating assets and liabilities:
Prepaid expenses and other	(14,260)	7,954	(10,473)
Accounts payable and accrued liabilities	86,059	(112,524)	299,672
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(108,276)	(175,193)	(1,823,057)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of shares for cash, net of issuance costs	83,750	289,750	1,587,748
Convertible notes	-	(27,000)	291,145
Related party advances (repayments)	9,000	(9,950)	(5,005)
NET CASH FLOWS FROM FINANCING ACTIVITIES	92,750	252,800	1,873,888

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	-	(4,290)
Proceeds from non-operating activities	-	-	97,125
Payments made on exploration projects	-	(25,000)	(142,667)
NET CASH FLOWS USED IN INVESTING ACTIVITIES	-	(25,000)	(49,832)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(15,526)	52,607	999
CASH AND CASH EQUIVALENTS, BEGINNING	17,222	400	697

CASH AND CASH EQUIVALENTS, END	1,696	53,007	1,696

SUPPLEMENTAL CASH FLOW INFORMATION AND NON-CASH INVESTING AND FINANCING ACTIVITIES (Note 9)

The accompanying notes are an integral part of these financial statements.

6

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007(unaudited)

NOTE 1:	NATURE OF OPERATIONS

Piedmont Mining Company, Inc. (the Company) was formed in 1983 under the laws of North Carolina, USA. However, significant changes to the Company’s business and operations occurred from 1983 to 2002. The Company is currently in the exploration stage, which is characterized by significant expenditures for the examination and development of exploration opportunities. As a result, under Statement of Financial Accounting Standards No. 7 (SFAS) Accounting and Reporting by Development Stage Enterprises, the Company re-established itself as an exploration stage company in 2003 and began reporting under exploration stage guidelines.

The Company has entered into option and earn-in agreements on six (6) different exploration properties in the state of Nevada and may opt to acquire one, some or all of the properties that the Company currently leases pursuant to option agreements. Management’s plan is to conduct exploration for gold and silver at these properties to assess whether they possess economic deposits of gold and/or silver which could be recovered at a profit. The Company does not intend to build an exploration staff but rather to joint venture its projects with competent exploration groups who can manage the exploration activities with the Company’s funding.

The Company’s focus for the foreseeable future will be on exploration of various existing mineral properties and exploration of new properties. Since April 2005, The Company has entered into mineral leases, directly and under options, for the purpose of exploring for economic deposits of gold and silver in the State of Nevada. In April 2006 the Company commenced exploration on the Trinity Silver Project in Pershing County, Nevada. (Note 3)

Going Concern
These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America with the on-going assumption applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business

The Company is in the exploration stage and to date has not yet generated any net revenues or cash flow from its re-established operations. This creates an uncertainty as to how the Company will fund its operations and maintain sufficient cash flow to operate as a going concern. These financial statements do not reflect any adjustments to the carrying values of assets that might result from the outcome of this uncertainty.

The Company intends to fund its ongoing operations by way of private placements of its securities as may be required. Since 2002, private placements of stock with warrants and the exercise of some of those warrants have resulted in total cash proceeds of $1,587.748 through March 31, 2007.

Management believes these efforts will contribute toward funding the Company’s activities until appropriate levels of funding can be arranged and/or revenue can be earned from the properties either through production or sale. The Company’s ability to meet its cash requirements in the next year is dependent upon its continuing to obtain financing and satisfying certain obligations, such as compensating its officers and consultants either through monetary means or grant of stock options. If this is not achieved, there is substantial doubt the Company may be able to continue as a going concern. (Refer to Note 10)

Unaudited Interim Financial Statements
The accompanying unaudited interim consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB of Regulation S-B. They may not include all information and footnotes required by United States generally accepted accounting principles for complete financial statement disclosure. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended December 31, 2006, included in the Company’s Form 10-KSB filed with the Securities and Exchange Commission. The unaudited interim consolidated financial statements should be read in conjunction with those financial statements included in the Form 10-KSB. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three months ended March 31, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.

7

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007(unaudited)

NOTE 2:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
These financial statements are presented in United States dollars and have been prepared in accordance with accounting principals generally accepted in the United States of America.

Basis of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, NetColony, LLC and Piedmont Gold Company, Inc. Neither subsidiary has material operations, tangible assets or liabilities. All significant intercompany accounts and transactions, if any, have been eliminated in consolidation.

Cash and Cash Equivalents
The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.

Comparative figures
Certain comparative figures have been reclassified in order to conform to the current year’s financial statement presentation.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Significant areas requiring management’s estimates and assumptions are determining the fair value of shares of common stock, convertible debentures and financial instruments. Other areas requiring estimates include deferred tax balances, valuation allowances, allocations of expenditures to mineral property interests and asset impairment tests.

Mineral Property Costs
The Company is primarily engaged in the acquisition, exploration and development of mineral properties.

Pursuant to Emerging Issues Task Force (EITF) 04-02, mineral rights are capitalized at cost. This includes lease payments under exploration agreements. The projects are assessed for write-off when facts and circumstances indicate their carrying values exceed the recoverable values, such as failure to discover mineable ore. If a mineable ore body is found, these costs will be amortized when production begins using a units-of-production method.  These costs are recorded to exploration projects on the consolidated balance sheets. Other exploration, geological costs and research and development costs are expensed as incurred.

Mineral property acquisition costs are capitalized when management has determined that probable future benefits consisting of a contribution to future cash inflows have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures. Mineral property acquisition costs are expensed as incurred if the criteria for capitalization are not met. In the event that mineral property acquisition costs are paid or settled with Company shares, those shares are valued at market at the time the shares are issued.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves and pre-feasibility, the costs incurred to develop such property to production are capitalized.

Estimated future removal and site restoration costs, when determinable are provided over the life of proven reserves on a units-of-production basis. Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards. Any charge is included in exploration expense or the provision for depletion and depreciation during the period and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

As of the date of these financial statements, all of the Company’s exploration costs have been expensed.

8

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007(unaudited)

NOTE 2:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Mineral Property Costs (continued)
To date the Company has not established any proven or probable reserves on its mineral properties.

Asset Retirement Obligations
The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations," which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment or other disposal of long-lived tangible assets. The adoption of this standard has had no effect on the Company's financial position or results of operations. To December 31, 2006 any potential costs relating to the ultimate disposition of the Company's mineral property interests are not determinable.

Impairment of Long-Lived Assets
The Company reviews property and equipment and certain identifiable intangibles, excluding goodwill, for impairment in accordance with SFAS No. 144, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of its carrying amount to future undiscounted cash flows the assets are expected to generate. If property, plant, and equipment and certain identifiable intangibles are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds fair market value. For the three months ended March 31, 2007 and the fiscal year ended December 31, 2006, the Company had no material impairment of its long-lived assets.

Financial Instruments
The fair values of cash and cash equivalents, accounts payable and accrued liabilities and amounts due to related parties were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The fair value of the Company’s net smelter royalty obligations (refer to Note 3) is not determinable at the current stage of the Company’s exploration program. Accordingly, no value has been assigned by management. The Company’s operations and financing activities are conducted primarily in United States dollars, and as a result the Company is not subject to significant exposure to market risks from changes in foreign currency rates. Management has determined that the Company is not exposed to significant credit risk.

Loss per Common Share
Basic loss per share (“LPS”) includes no dilution and is computed by dividing loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings (loss) of the Company. The common shares potentially issuable on exercise of stock options and warrants were not included in the calculation of weighted average number of shares outstanding because the effect would be anti-dilutive.

Net loss used in determining basic LPS for the three months ended March 31, 2007 and 2006 was ($294,425) and ($85,673), respectively. The weighted average number of shares of common stock used in determining basic LPS for the three months ended March 31, 2007 and 2006 was 51,607,068 and 45,902,852, respectively.

Foreign Currency Translation
The financial statements are presented in United States dollars. In accordance with SFAS No. 52, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders’ equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

9

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007(unaudited)

NOTE 2:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes
The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at March 31, 2007, the Company had net operating loss carry forwards; however, due to the uncertainty of realization, the Company has provided a full valuation allowance for the potential deferred tax assets resulting from these losses carry forwards.

Stock-Based Compensation
On January 1, 2006, the Company adopted SFAS No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. In January 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and instead generally requires that such transactions be accounted for using a fair-value-based method. The Company uses the Black-Scholes-Merton (“BSM”) option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation. The Company has elected the modified prospective transition method as permitted by SFAS No. 123R and accordingly prior periods have not been restated to reflect the impact of SFAS No. 123R. The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is rendered beginning on January 1, 2006 the first day of the Company’s fiscal year 2006. Stock-based compensation expense for awards granted prior to January 1, 2006 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No. 123.

Prior to the adoption of SFAS No. 123R, the Company measured compensation expense for its employee stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25. The Company applied the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, as if the fair-value-based method had been applied in measuring compensation expense. Under APB Opinion No. 25, when the exercise price of the Company’s employee stock options was equal to the market price of the underlying stock on the date of the grant, no compensation expense was recognized.

Property and Equipment
Property and equipment is comprised of computer equipment which is recorded at cost and amortized over 3 years on a straight-line basis.

Recent Accounting Pronouncements
In December 2006, the FASB issued FSP EITF 00-19-02, Accounting for Registration Payment Arrangements (“FSP 00-19-2”) which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company has determined the adoption of FSP 00-19-2 will not have a significant impact upon its financial position, results of operations or cash flows.

10

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007(unaudited)

NOTE 2:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

NOTE 3:	MINERAL PROPERTIES

The Company entered into various property agreements during the years ended December 31, 2006 and 2005. These include the following:

A.	Antelope Ridge Project
Under the terms of a Mining Lease with Option to Purchase dated April 26th, 2005 (the “Agreement”), the Company has entered into a Mining Lease with Option to Purchase on 50 claims in the Fish Creek Mining District, Eureka County, Nevada (the “Antelope Ridge Project”) for 10 years pursuant to the following terms:
1.	Lease and option payments required:
(a)    initial consideration of $4,000 plus federal and county filing fees of $2,406 as well as payments to each of the two property owners of $3,000 cash and 50,000 shares of common stock; and a further payment to one of the owners, of $2,000 for additional claims location costs were made;
(b)    on April 26, 2006, payments to each of the owners of $5,000 cash and shares of common stock having a value of $5,000 were made;
(c)    on April 26, 2007, payments to each of the owners of $7,500 cash and shares of common stock having a value of $7,500 were made; and
(d)    on April 26, 2008 and each subsequent anniversary of the effective date, payments to each of the Owners of $10,000 cash and shares of common stock having a value of $10,000 as required.
2.	The Company must expend the following sums on exploration and maintenance of the property during the first three years of the Agreement:
(i)	Year one - $20,000; (ii) Year two - $100,000; and (iii) Year three - $100,000.
3.
The Company has the right to purchase the property for the sum of $1,000,000. All payments made to the owners pursuant to clause 1. above shall be applied to the purchase price. The purchase option must be exercised prior to the commencement of production from the property.

4.	The property is subject to a 3% net smelter returns royalty (“NSR”) on production.
5.	The Company may purchase (a) one-third of the reserved royalty (i.e. 1% NSR) for $1,000,000; and (b) a second one-third of the reserved royalty (i.e. 1% NSR) for an additional $4,000,000.
6.	The Company may terminate this Agreement at any time on 60 days notice.

As at March 31, 2007, the Company has made lease payments and option payments totaling $38,500 and has expensed $67,370 in exploration costs with respect to the Antelope Ridge Project. As at March 31, 2007, the option agreement is in good standing however, although the Company has completed all of the prescribed option payments and has met the first year expenditure requirements, both parties to the agreement have agreed to extend the year two expenditure requirements in order to provide the Company the opportunity to complete the first drill program. The completion of the first drill program is anticipated to occur once the snows have melted and a drill rig becomes available. Management currently estimates that the cost of this drill program is approximately $50,000 to $100,000 and expects to fund it with proceeds from the sale of common stock and warrants.

B.	Bullion Mountain Project
Effective November 11, 2005, the Company entered into a ten year Mining Lease with Option to Purchase on 17 claims in Lander County, Nevada (the ‘Bullion Mountain Project’) pursuant to the following terms:
1.	Lease payments required:
a) On signing:	$5,000 plus $2,274 for claims fees reimbursement have been paid
b) First anniversary:	$5,000 was paid
c) Second anniversary:	$10,000
d) Third anniversary and each anniversary thereafter:	$15,000

11

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007(unaudited)

NOTE 3:	MINERAL PROPERTIES (continued)

B.	Bullion Mountain Project (continued)
2.   The Company must expend the following additional amounts in exploration and maintenance of the property during the first two years of the Agreement:
a) By November 2006:	$20,000
b) By November 2007:	$50,000
3.   The Company has the option to purchase this property at any time for $500,000, which must be exercised before production can commence. All lease, work requirement and property maintenance payments made up to this point would be deducted from the purchase price.
4.   Upon exercise of the purchase option, the Company would be required to pay a 3% net smelter returns royalty on production from the property.
5.   The Company has the right to terminate this agreement at any time by giving 60 days prior written notice.

As at March 31, 2007, the Company has made lease payments totaling $10,000 and has expensed $21,200 in exploration costs.

C.	Dome-Hi-Ho Project
Effective on April 26, 2005, the Company entered into a five year Exploration and Option to Enter Into a Joint Venture Agreement on 44 claims in Lander County, Nevada (the ‘Dome HiHo Project’), pursuant to the following terms:
1.	Lease and option payments:
a) On signing Letter of Intent April 2005:	$10,000 was paid in cash
b) On signing the Agreement August 2005:	$21,000 was paid in cash, and
$16,000 in 200,000 shares of common stock
c) Lease payment August 2005:	$5,000 was paid in cash
d) Lease payment March 16, 2006:	$10,000 was paid in cash
e) Lease payment July 2006:	$6,667 was paid in cash
f)        Lease payment March 2007 and each year thereafter:$10,000 in cash until the Company has either earned a 51% interest in the project or terminated the Agreement.
The agreement was subsequently amended on April 3, 2006. The Company must elect by April 26, 2011 to exercise the underlying option on 20 of the claims by paying $200,000.
2.	Required expenditures for exploration and property maintenance:
a) First lease year:	$180,000
b) Second lease year:	$180,000
c) Third lease year:	$400,000
d) Fourth lease year:	$500,000
e) Fifth lease year:	$540,000
3.   Upon completing the above work requirements, the Company will have earned a 51% interest in the property and the project, at which point a joint venture will be formed with the Company as the operator.
4.    The underlying purchase option on 20 of the claims was renegotiated in 2006. Accordingly, payments now required on the underlying purchase option are as follows:
a) On signing the option amendment in April 2006:	$10,000
b) On first anniversary of amendment in April 2007:	$10,000
c) On second anniversary of amendment in April 2008:	$20,000
d) Option exercise price by April 2009:	$200,000, less above payments.
5.   In addition, the Company is obligated to pay the underlying claims maintenance and property holding costs  as well as annual rental payments under a pre-existing lease agreement with a third party. The term of this  lease is twenty years, beginning July 21, 2003. The Company will therefore be required to pay the following lease amounts:
a) 2007	$8,333
b) After the 2007 anniversary date, the annual rental amount will be increased based on the Consumer Price Index.
6.   The Company would be required to pay royalties based on a graduated scale, ranging from 3.0% to 4.0% should production occur on the property.

12

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007(unaudited)

NOTE 3:	MINERAL PROPERTIES (continued)

C.	Dome-Hi-Ho Project (continued)

As at March 31, 2007, the Company has made lease and option payments totaling $98,667 and has expensed approximately $274,052 in exploration costs with respect to the Dome-Hi-Ho Project. Both parties to the agreement have extended the deadline for the second year expenditure requirement until the second drill program can be completed which is dependent upon the availability of a drill rig. Management currently estimates that the cost of this drill program is approximately $25,000 to $50,000 and expects to fund it with proceeds from the sale of common stock and warrants.

D.	Trinity Silver Project
Effective on September 15, 2005, the Company entered into an Exploration and Development Agreement on the Trinity Silver Project (‘TSP’) in Pershing County, Nevada. The TSP consists of 40 claims, 1,280 acres of fee land and 2,560 acres of sub-leased fee land. Pursuant to the terms of the Agreement:

1.	Lease and option payments required:
a) On signing:	$10,000 was paid.
2.	Required expenditures for exploration and property maintenance:
a) In year 1:	$75,000 (completed).
b) In year 2:	$125,000 (completed).
c) Prior to September 15, 2008: a total of $1,000,000 in order to earn an initial 25% interest in the TSP.
d) Prior to September 15, 2010: an additional $1,000,000, in order to earn an additional 26% interest (51% in total) in the TSP.
e) Prior to September 15, 2013: an additional $2,000,000 in order to earn an additional 9% interest (for a total of 60%) in the TSP.
3.   Upon achieving its 51% or its 60% interest, the Company may then elect to form a joint venture, and the Company would be the operator of the joint venture.
4.   The Company may terminate this agreement at any time upon 30 days written notice.

As at March 31, 2007, the Company has made lease payments totaling $10,000 and has expensed $371,008 in exploration and property maintenance costs with respect to the Trinity Silver Project.

E.	Pasco Canyon Project
On February 14, 2006, the Company entered into a five year Option Agreement (the ‘Agreement’) on 24 claims in Nye County, Nevada (the ‘Pasco Canyon Project’), pursuant to the following terms:

1.	Option payment required: On signing: $10,000 (paid)

2.   The Company is required to expend the following sums on exploration and maintenance of the property during the term of the Agreement:
Year 1	$ 50,000
Year 2	$100,000
Year 3	$200,000
Year 4	$200,000
Year 5	$450,000

3.   Upon completion of the required expenditures, the Company will have acquired a 60% undivided interest in the property. At that point, a formal joint venture agreement will be entered into by the Company with the Company being the operator of the joint venture.
4.    The Company has the right to terminate this agreement at any time, subsequent to the first year’s expenditure requirement of $50,000, by giving 30 days prior written notice.

As at March 31, 2007, the Company has made lease payments totaling $10,000 and has expensed $30,617 in exploration costs with respect to the Pasco Canyon Project. As of December 31, 2006 the Company has not completed all of the prescribed exploration expenditures because a drill permit has not yet been received. However, both parties to the agreement have agreed to extend the first year expenditure requirements until the required drilling permit from the United States Forest Services is received and a drill rig can be obtained.

13

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007(unaudited)

NOTE 3:	MINERAL PROPERTIES (continued)

F.   Dutch Flat Gold Project
On July 2, 2006, the Company entered into a five year Exploration Agreement with Option to Form Joint Venture (the ‘Agreement’), on 114 claims in Humboldt County, Nevada (the Dutch Flat Project) pursuant to the following terms:
1.   Payment upon signing:        $35,000
2.   The Company shall expend the following sums on exploration and maintenance of the property during the first 5 years of the Agreement:
Year 1	$200,000
Year 2	$300,000
Year 3	$500,000
Year 4	$500,000
Year 5	$500,000

3.   Upon completion of the $2,000,000 in exploration expenditures over the 5-year period, the Company shall have earned a 51% interest in the property and can then elect to either 1) form a joint venture at that point whereby the Company would own 51%, or 2) earn an additional 19% interest in property by funding a positive feasibility study and then form a joint venture. The Company would be the operator of the joint venture.

4.   Six of these claims are subject to a 1.5% net smelter returns royalty. Another company, in which one of the Company’s Directors has an interest, holds a 1% net smelter returns royalty on another sixteen of these claims.

5.   The Company may terminate this Agreement at any time after the first year on 30 days notice.

As at March 31, 2007, the Company has made the initial payment of $35,000 and has expensed $124,459 in exploration costs with respect to the Dutch Flat Gold Project.

A summary of capitalized expenditures, per property, is as follows:

	Balance as at December 31, 2004	Option Payments	Balance as at December 31, 2005	Option Payments	Balance as at December 31, 2006 and March 31, 2007
	$	$	$	$	$
Antelope Ridge	-	18,500	18,500	20,000	38,500
Bullion Mountain	-	-	-	10,000	10,000
Dome Hi-Ho	-	47,000	47,000	26,667	73,667
Dutch Flat	-	-	-	35,000	35,000
Pasco Canyon	-	-	-	10,000	10,000
Trinity Silver	-	10,000	10,000	-	10,000

-		28,500	75,500	101,667	177,167

NOTE 4:	PROPERTY AND EQUIPMENT

	March 31, 2007	December 31, 2006

Computer Equipment	$4,290	$4,290
Less: accumulated depreciation	(3,228)	(2,763)
	$1,062	$1,527

14

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007(unaudited)

NOTE 5:	DUE TO RELATED PARTIES AND RELATED PARTY TRANSACTIONS

The Board of Directors has authorized a monthly management fee of $8,000 to the Company’s President and CEO. The unpaid portion of the monthly management fees at March 31, 2007 and December 31, 2006 was $143,000 and $119,000, respectively. Unpaid administrative expenses incurred by the President and CEO at March 31, 2007 and December 31, 2006 were $4,794 and $1,852, respectively. The Company reimburses the President for office rent, which totaled $3,600 for the three months ended March 31, 2007 and $14,000 for the year ended December 31, 2006.

The unpaid portion of exploration costs incurred by the Company’s Vice-President at March 31, 2007 and December 31, 2006 were $32,305 and $14,376, respectively.

The directors receive a fee of $200 per meeting for participating in Board meetings and Compensation and Audit Committee meetings. The Chairman of the Board of Directors receives $300 per meeting. The unpaid portion of these fees was $1,500 at March 31, 2007 and December 31, 2006, and has been subsequently paid.

From time to time, the Company’s officers and directors advance monies to the Company. These loans bear interest at 5% annually. These loans are unsecured and have no fixed repayment terms. The unpaid balances related to these advances at March 31, 2007 and December 31, 2006 were $9,000 and $nil, respectively.

The Company granted stock options to certain directors and officers during the three months ended March 31, 2007 for 250,000 shares, with a fair value of $27,500 and 2,600,000 stock options during 2006 with a fair value of $349,900.

All related party transactions involving provision of services or tangible assets were recorded at the exchange amount, which is the value established and agreed to by the related parties reflecting arms length consideration payable for similar services or transfers. (Other related party transactions are disclosed in Notes 5 and 6.)

NOTE 6:	CAPITAL STOCK

Share Capital
The Company’s capitalization at December 31, 2006 was 25,000,000 authorized preferred shares with a par value of $1.00 per share and 100,000,000 common shares with no par value.

The holders of the Company’s common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available.

The Company did not declare or pay any cash dividends during the past two years. The Company has no present plan for the payment of any dividends.

Common share transactions

1.	During the three months ended March 31, 2007 the Company:

(a)
Issued 425,000 common shares upon the exercise of warrants at an exercise price of $0.15 and 125,000 common shares upon the exercise of warrants at an exercise price of $0.16 per share for net proceeds of $83,750.; and

2.	During the year ended December 31, 2006 the Company:

(a)
issued 357,143 common shares upon the exercise of warrants at an exercise price of $0.095 and 100,000 common shares upon the exercise of warrants at an exercise price of $0.13 per share for net proceeds of $46,928 ; and

(b)
issued 2,226,665 units consisting of one common share and one common share purchase warrant to accredited investors. The common stock purchase warrants entitle the owners to purchase an equal number of shares at an exercise price range of $0.15 to $0.20 within one year. The units were subscribed to at a range of $0.12 to $0.15 per unit, for net proceeds of $289,750.

15

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007(unaudited)

NOTE 6:	CAPITAL STOCK (continued)

Common share transactions (continued)
(c)
issued 7,378,333 units consisting of one common share and one half common share purchase warrant at $0.15 per unit for proceeds of $1,022,310, net of commissions of $88,540 and legal fees of $17,736. The 3,689,167 common stock purchase warrants issued entitle the owner to purchase a common share of the Company at a price of $0.26 per share for a period of two years. In lieu of an additional cash fee for this private placement, the Company issued a total of 737,834 broker warrants with the same terms.

(d)	issued 43,478 shares of common stock at a fair value of $10,000 under the terms of its mineral property option agreements.

Stock-Based Compensation and Other Equity Transactions
The Company does not have a stock-based compensation plan in place. The Company’s compensation committee makes recommendations to the Board of Directors for the granting of awards of stock options to its officers and directors on a case-by-case basis.

For options issued to service providers, the Company follows SFAS No. 123, Accounting for Stock-Based Compensation, which requires recording the options at the fair value of the service provided.

At the time of issuance, the exercise price of all options were in excess of the market price of the stock, and therefore the options had no intrinsic value..

The fair value of options issued during the three months ended March 31, 2007 and the year ended December 31, 2006 was determined using the BSM option pricing model with the following assumptions:

	Three months ended March 31, 2007	Year ended December 31, 2006
Risk-free interest rates	3.76% to 5.02%	3.76% to 5.02%
Volatility factor	100%	100%
Contractual life of options, in years	3 to 5	3 to 5
Service period in years	1 to 3	1 to 3
Weighted average calculated value of options granted	$0.020	$0.030

Of the 250,000 stock options granted during the three months ended March 31, 2007 and the 2,600,000 stock options granted during the year ended December 31, 2006, 850,000 vested in 2006; 983,333 vest in 2007; and the remainder vest in 2008 and 2009. The terms of these awards are three to five years. The fair value of these options was $81,200 at the 2006 grant date. Total compensation expense for the year ended December 31, 2006 equaled $123,367, which corresponds to the vesting schedule. As of March 31, 2007, the total compensation expense related to non-vested awards to be recognized in future periods is $238,177. This expense will be recognized ratably as the stock options vest on the anniversary dates of the grants during 2007, 2008 and 2009.

Of the 2,925,000 stock options granted during the year ended December 31, 2005, 1,241,667 vested immediately; 841,667 vested on February 5, 2006, the first anniversary date; and 841,667 vested on February 5, 2007, the second anniversary date.

No options were exercised and no proceeds were received for either the three months ended March 31, 2007 or the years ended December 31, 2006 and 2005.

In accordance with APB 25, the Company did not record stock based compensation to its employees and directors for the years ended December 31, 2005 and 2004. Had compensation cost been recorded based on the fair value at grant date, the effect on net loss would have been immaterial.

16

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007(unaudited)

NOTE 6:	CAPITAL STOCK (continued)

Stock-Based Compensation and Other Equity Transactions (continued)
Below is a summary of the stock option activity for the period ended March 21, 2007 and the years ended December 31, 2006 and 2005:

	Number of
	Shares	Weighted
	Subject to	Average
	Options	Exercise Price
		$
Outstanding, December 31, 2005	3,425,000	0.236
Granted, February 8, 2006	1,200,000	0.230
Expired, April 13, 2006	(500,000)	0.300
Granted, June 16, 2006	1,150,000	0.250
Granted, December 28, 2006	250,000	0.270
Outstanding, December 31, 2006	5,525,000	0.233

Granted March 29, 2007	250,000	0.250
Outstanding, March 31, 2007	5,775,000	0.234

		Weighted
	Nonvested	Average
	Options	Fair Value
Nonvested Options		$
Nonvested options, December 31, 2005	1,683,333	-
Granted, February 8, 2006	1,200,000	0.037
Granted, June 16, 2006	1,150,000	0.027
Granted, December 28, 2006	250,000	0.023
Vested	(1,691,666)	0.011
Nonvested options, December 31, 2006	2,591,667	0.020
Granted March 29, 2007	250,000	0.011
Vested	(1,825,000)	-
Nonvested options March 31, 2007	1,016,667	0.012

The following tables summarize information and terms of the options outstanding and exercisable:

Options Outstanding at December 31, 2006				Options Exercisable at December 31, 2006
		Weighted			Weighted
		Average			Average
		Remaining	Weighted		Remaining	Weighted
Range of	Number	Contractual	Average	Number	Contractual	Average
Exercise Prices	of Shares	Life (in years)	Exercise Price	of Shares	Life (in years)	Exercise Price
$ 0.20 - 0.27	5,525,000	3.99	$ 0.234	2,591,667	4.13	$ 0.251

17

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007(unaudited)

NOTE 6:	CAPITAL STOCK (continued)

Stock-Based Compensation and Other Equity Transactions (continued)

Options Outstanding at March 31, 2007				Options Exercisable at March 31, 2007
		Weighted			Weighted
		Average			Average
		Remaining	Weighted		Remaining	Weighted
Range of	Number	Contractual	Average	Number	Contractual	Average
Exercise Prices	of Shares	Life (in years)	Exercise Price	of Shares	Life (in years)	Exercise Price
$ 0.20 - 0.27	5,775,000	4.16	$ 0.234	4,258,333	3.88	$ 0.230

Common stock purchase warrants
Outstanding total warrants at March 31, 2007 were 6,901,480. The exercise prices on all warrants range from $0.08 to $0.26 per share. The warrants are exercisable immediately upon issuance and the expiration dates range between one year and two years after the date of issuance.

During the year ended December 31, 2006, the Company issued warrants granting holders the right to purchase 6,653,666 shares of common stock. (Refer to Note 6.1) The Company estimated the total fair market value of these warrants to be $119,781 at the date of grant, using the same methods and assumptions employed above in valuing the stock options. The exercise prices on these warrants range from $.08 to $.13 per share. The warrants were exercisable immediately upon issuance and the expiration dates range between one year and two years after issuance.

During the year ended December 31, 2005, the Company issued warrants granting the holders the right to purchase a total of 3,098,290 shares of common stock. (Refer to Notes 6 and 7.2(b)). The Company estimated the total fair market value of these warrants to be $4,300 at the date of grant, using the same methods and assumptions employed above in valuing the stock options. The exercise prices on these warrants range from $.08 to $.13 per share. The warrants were exercisable immediately upon issuance and the expiration dates range between one year and two years after issuance.

A summary of the Company’s stock purchase warrants is presented below:

	Number of Warrants		Weighted average exercise price	Weighted average remaining life (years)
			$
Balance, December 31, 2004	-		-	-
Issued	3,098,290		0.09	1.30
Exercised	-		-	-
Balance, December 31, 2005	3,098,290		0.09	1.30
Issued	6,653,666		0.22	-
Exercised Expired	(457,143 (166,667	) )	0.10 -	- -
Balance, December 31, 2006	9,128,146		0.18	0.84
Exercised	(550,000)		015	-
Expired	(1,676,666)		-	-
Balance, March 31, 2007	6,901,480		0.18	0.94

18

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007(unaudited)

NOTE 7:	INCOME TAXES

The Company has adopted FASB No. 109 for reporting purposes. As of March 31, 2007, the Company had net operating loss carry forwards of approximately $13,536,821 that may be available to reduce future years’ taxable income. These carry forwards will begin to expire, if not utilized, commencing in 2009. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry forwards.

The Company reviews its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change that causes a change in management’s judgment about the recoverability of future tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

Income taxes are paid only to the United States government and applicable state governments. The Company’s federal and state income tax expense (benefit) consists of the following:

	March 31, 2007	December 31, 2006

Deferred:
Federal 35%	$4,737,887	$4,664,861
State 7%	947,577	932,972
Total deferred	5,685,465	5,597,833
Less valuation allowance	(5,685,465)	(5,597,833)
Net deferred tax asset	$-	$-

A reconciliation of the provision (benefit) for income taxes with amounts determined by applying the statutory U.S. federal and state income tax rates to income before income taxes is as follows:

	March 31, 2007	December 31, 2006

Net loss before taxes	$(294,425)	$(1,140,612)
Federal and State Statutory rate	42%	42%
Expected tax recovery	(123,659)	(479,057)
(Decrease) increase in taxes resulting from:
Temporary differences	49	173
Non-deductible stock based compensation	35,853	51.814
Increase in valuation allowance	87,757	427,070
Income tax expense(benefit) from continuing operations	$-	$-
Effective income tax rate	0%	0%

As the criteria for recognizing future income tax assets have not been met due to the uncertainty of realization, a valuation allowance of 100% has been recorded for the current and prior year.

The deferred tax assets result from net operating loss carry-forwards. These losses will reverse either upon their utilization against taxable income or upon their statutory expiration. Federal net operating loss carry-forwards of $13,536,821 and $13,328,174 remained at March 31, 2007 and December 31, 2006, respectively, and expire as follows:

19

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007(unaudited)

NOTE 7:	INCOME TAXES (continued)

Expiration	Net Operating Loss
2009	$2,126,000
2010	1,695,000
2011	2,958,000
2012	1,300,000
2017	778,000
2018	573,000
2019	336,000
2020	1,368,000
2021	202,000
2022	179,000
2023	171,545
2024	161,755
2025	462,759
2026	1,017,115
2027	208,647
$13,536,821

NOTE 8:	SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES

	Three months ended March 31, 2007	Three months ended March 31, 2006
	$	$
Interest paid	-	-
Income taxes paid	-	-
Common stock issued under the terms of option agreements	-	10,000

NOTE 9:	SUBSEQUENT EVENTS

(a) In April, 2007, the Company signed an "Exploration Agreement with Option to Form Joint Venture" (the “Exploration Agreement”) with Miranda US, Inc., a wholly-owned subsidiary of Miranda Gold Corp. (“Miranda”), a British Columbia, Canada corporation listed on the TSX Venture Exchange.

Under the terms of the Exploration Agreement, Piedmont has an option to earn a 55% interest in 44 mining claims located in Humboldt County, Nevada by incurring $1,750,000 in exploration activities during a five year period as follows:

(i)	paying $25,000 to Miranda within 30 days of the effective date of the Exploration Agreement (paid):
(ii)	incurring at least $175,000 in exploration work during the first year of the Exploration Agreement;
(iii)	incurring an additional $200,000 in exploration work during the second year;
(iv)	incurring an additional $300,000 in exploration work during the third year;
(v)	incurring an additional $425,000 in exploration work during the fourth year; and
(vi)	incurring an additional $650,000 in exploration work during the fifth year.

20

PIEDMONT MINING COMPANY, INC.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007(unaudited)

NOTE 9:	SUBSEQUENT EVENTS (continued)

Upon completing the total $1,750,000 work expenditure requirement, the Company will have earned a 55% interest in the property and the project.  At that point, the Company will enter into a joint venture with Miranda, with the Company being the operator.  After the first year of the agreement, the Company may terminate the agreement at any time on 30 days written notice.  The Company must pay all claims maintenance fees, which will be creditable against the work commitment expenditure requirement.

(b) In early May 2007, the Company received $200,000 from the sale of 1,250,000 units at $0.16 per unit, each unit consisting of one share of common stock plus one half of a two year warrant exercisable at $0.20 per share.

21

Item 2. Management’s Discussion And Analysis Or Plan Of Operation

Forward-Looking Statements and Associated Risks. Except for statements of historical facts, this report contains forward-looking statements involving risks and uncertainties. You can identify these statements by forward-looking words including “believes,” “considers,” “intends,” “expects,” “may,” “will,” “should,” “forecast, “ or “anticipates,” or the equivalents of those words or comparable terminology, and by discussions of strategies that involve risks and uncertainties. Forward-looking statements are not guarantees of our future performance or results, and our actual results could differ materially from those anticipated in these forward-looking statements. We wish to caution readers to consider the important factors, among others, that in some cases have affected, and in the future could affect, our actual results and could cause actual consolidated results for future fiscal years to differ materially from those expressed in any forward-looking statements made by us or on our behalf. These factors include without limitation, our ability to obtain capital and other financing in the amounts and at the times needed, identification of suitable exploration properties for acquisition, the successful discovery of gold, silver or other precious metals in quantities economically feasible for profitable production, changes in gold and silver prices, changes in the political climate for gold and silver exploration, and other risk factors listed from time to time in our Securities and Exchange Commission reports, including in particular the factors and discussions under the heading “Risk Factors” in the SB-2/A that was filed with the Securities and Exchange Commission and became effective on September 20, 2006.

Overview of Business

We are a North Carolina corporation formed in 1983. From our inception until mid-1992, we were engaged in the exploration for, and production of, gold and other precious metals and the evaluation of gold properties in North and South Carolina. From 1983 we were engaged in exploration and from early 1985 until May 1992, we were also engaged in the mining and production of gold and silver at our Haile Mine Property near Kershaw, South Carolina. In May 1992, we entered into a joint venture at our Haile Mine Property with AGI. Our operations ceased at the Haile Mine Property in 1994 and litigation commenced between us and AGI in 1995. This litigation was settled in March 1999. We did not again become engaged in exploration activities until 2004, when we relocated our principal place of business to Reno, Nevada. Since October 2003, we have been an exploration stage company engaged in the acquisition and exploration of mineral properties. We have now entered into option and earn-in agreements on five different exploration properties in the state of Nevada. Our plan is to conduct exploration for gold and silver at each of these properties to assess whether they possess economic deposits of gold and/or silver, which can be recovered at a profit. We do not intend to build an exploration staff, but rather to joint venture our projects with competent exploration groups who can manage the exploration activities with our funding, although in some cases we may conduct exploration on our own using contractors. We do not know whether a commercially viable ore body will be located on any of our mineral claims or leased properties. Our current plans are strictly limited to research and exploration in the state of Nevada.

Going Concern

The report of our independent auditors in our December 31, 2006 financial statements includes an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to recurring losses from operations, an accumulated deficit of $14,713,882 and a working capital deficit of $208,165 at December 31, 2006. Our ability to continue as a going concern will be determined by our ability to raise adequate funds and conduct one or more successful exploration programs. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

22

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make a wide variety of estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and (2) the reported amounts of revenues and expenses during the reporting periods covered by the financial statements. Our management routinely makes judgments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the future resolution of the uncertainties increases, these judgments become even more subjective and complex. We have identified certain accounting policies that are most important to the portrayal of our current financial condition and results of operations. Our significant accounting policies are disclosed in Note 1 of the Notes to the Financial Statements.

Several of those critical accounting policies are as follows. Please refer to Note 1, Nature of Business and Significant Accounting Policies, including Note 1b, Basis of Presentation; Note 1d, Use of Estimates; Note 1h, Research and Development Costs and Exploration Projects; and Note 1j, Income Taxes.

Results of Operations

Discussion of Revenues

We have no revenues at this time and have not had any revenues in recent years, because we are an exploration company. We do not anticipate that significant revenues will be achieved until we either:

•	locate one or more economic mineral deposits which could then be put into production, from which we would then be able to extract gold or silver at a profit; or

•	enter into a joint venture arrangement on one or more of our leased properties; or

•	consummate a merger or acquisition with another company.

There is no guaranty that our exploration activities will locate viable gold and/or silver reserves, or if an economic mineral deposit were discovered that we would be able to commence commercial production, or that if we do locate viable mineralization that we would be able to secure the funding necessary to proceed with the mining and production of the ore.

Expenses for the Three Month Period ending March 31, 2007 vs March 31, 2006

The following table presents our consolidated statements of income (loss), as a percentage of loss, for the periods indicated.

23

	For the three months ended
	March 31
	2007	2006
REVENUE	Nil	Nil
EXPENSES
Exploration, geological and geophysical costs and property research and development	28.35%	27.09%
Management fees	39.18%	37.70%
Professional fees	20.46%	11.31%
General and administrative	11.60%	22.71%
Depreciation	0.16%	0.29%
TOTAL EXPENSES	99.75%	99.10%
LOSS BEFORE OTHER ITEM	99.75%	99.10%
Other expense	0.25%	0.90%

LOSS BEFORE INCOME TAXES	100.0%	100.0%
Income tax benefit (expense)	0%	0%
NET LOSS	100.0%	100.0%

Exploration, geological and geophysical costs increased by $60,264, or 260%, to $83,469 for the three months ended March 31, 2007 as compared to $23,205 for the three months ended March 31, 2006.. The principal reason for this increase was due to increased exploration activity on various leased properties.

Management fees increased by $83,065, or 257%, to $115,365 for the three months ended March 31, 2007 as compared to $32,300 for the three months ended March 31, 2006. The principal reason for this increase was due to recording the expense of vested options and engaging an investor relations consultant.

For the three months ended March 31, 2007, professional fees increased $50,539, or 521%, to $60,232 as compared to $9,693 for the three months ended March 31, 2006. This increase for the three month period is due to accounting and legal fees related to the issuance of 2006 year end financial statements and filings that were not accrued.

Depreciation expense increased by $215, or 86%, to $465 for the three months ended March 31, 2007 as compared to $250 for the three months ended March 31, 2006. The principal reason for this increase was the depreciation on additional office equipment.

Liquidity and Capital Resources

Cash and Working Capital

We had an increase in working capital of $250,226 from December 31, 2005 to December 31, 2006, due to an increase in current assets of $23,945 and a decrease in current liabilities of $226,281. We had an accumulated deficit of $14,713,882 from our inception in 1983 to December 31, 2006, and an accumulated deficit of $15,008,307 at March 31, 2007. We have no contingencies or long-term obligations except for our work commitments under our six (6) option and earn-in agreements on our leased properties. All of these agreements can be terminated by us upon either 30 or 60 days notice.

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We had a cash balance of $17,222 on December 31, 2006 and a cash balance of $1,696 on March 31, 2007. For the three month period ending March 31, 2007, we had a net cash outflow of ($15,526).

In early May 2007, the Company received $200,000 from the sale of 1,250,000 units at $0.16 per unit, each unit consisting of one share of common stock plus one half of a two year warrant exercisable at $0.20 per share.

Internal and External Sources of Liquidity

Over the next 12 months period, we plan to fund our operations through issuances of Common Stock or Common Stock with warrants. We could enter into a joint venture arrangement on one or more of our leased properties. In the event our exploration is successful and mining eventually commences on one or more of our leased properties, we could then commence receiving revenues from the sale of gold and/or silver produced on these properties.

Contractual Obligations

We have no commitments for capital expenditures.

We do not engage in hedging transactions and we have no hedged mineral resources.

We were and are committed to making certain exploration work expenditures, lease and option payments, and claims maintenance payments on properties signed at December 31, 2006 over the forthcoming 12 months period:

Bullion Mountain Project:
•	Required work expenditure by 3/31/07; $20,000 of which $21,200 has already been completed; a work plan for the remainder of 2007 has not yet been formulated.
•	Claims maintenance: $2,273;
•	Annual payment: $5,000 due November, 2007;

Antelope Ridge:
•
Required work expenditure by 3/31/07: $120,000, of which $67,370 has already been completed; drilling awaits availability of a drill rig; a $50,000 to $100,000 drill program is anticipated for this summer or fall.

•	Claims maintenance: $6,679;
•	Annual payments: $15,000 cash and $15,000 in Common Stock; due April, 2007 have been made;

Dome HiHo Project:
•
Required work expenditure by 3/31/07: $360,000, of which $274,052 has already been completed; completion of this second drill program sometime this summer or fall awaits the availability of a drill rig and is expected to cost $25,000 to $50,000.

•	Claims maintenance: $5,878;
•	Annual payments: $28,333, of which $20,000 was paid, $8,333 will be paid in July, 2007.

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Trinity Silver Project:
•	Required work expenditure: $75,000, of which $331,048 has already been completed, which more than completes our work requirement for the first two years; further work has not yet been planned to date.
•	Claims maintenance: $5,478;
•	Annual payments: $0.

Pasco Canyon Gold Project:
•
Required work expenditure by 3/31/07; $50,000, of which $30,617 has already been completed, a drill program awaits the receipt of a drill permit from U.S. Forest Service; the timing of which cannot be predicted at this time.

•	Annual payments; $0

Dutch Flat Gold Project:
•
Required work expenditure by 3/31/07; $0; $200,000 required by July, 2007, of which $124,459 has already been completed and the remainder is expected to be funded in June from the proceeds of the sale of common stock and warrants.

•	Annual payments; $0

All of these property agreements can be terminated on 30 to 60 days advance notice.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements. We do not engage in hedging transactions and we have no hedged resources.

Item 3. Controls And Procedures

(A)	Evaluation of Disclosure Controls and Procedures

Disclosure controls and procedures are designed to ensure that information required to be disclosed in the reports filed or submitted by us under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Securities and Exchange Commission. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in the reports filed under the Securities Exchange Act of 1934 is accumulated and communicated to our management, including our principal executive and financial officers, as appropriate, to allow timely decisions regarding required disclosure.

We carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report. Based upon and as of the date of that evaluation, our principal executive officer and financial officers concluded that there were material weaknesses in our internal controls, including those which relate to the review, approval and reconciliation of accounting data and entries. We are addressing these issues by reviewing and revising our internal accounting policies and procedures.

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(B)	Changes in Internal Controls

There were no changes in our internal controls or in other factors that could have significantly affected those controls subsequent to the date of our most recent evaluation.

PART II - OTHER INFORMATION

Item 1. Legal Proceedings

None.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

In February, 2007, four warrants were exercised at $0.15 and $0.16 with proceeds of $83,750 and 550,000 common shares were issued. The issuances of Common Stock was made by us in reliance upon the exemptions from registration provided under Section 4(2) and 4(6) of the Securities Act and Rule 506 of Regulation D, promulgated by the SEC under federal securities laws and comparable exemptions for sales to “accredited” investors under state securities laws. The original sale of the Warrants in the private placement was made to accredited investors as defined in Rule 501(a) under the Securities Act, no general solicitation was made by us or any person acting on our behalf; the securities sold were subject to transfer restrictions, and the certificates for those shares contain an appropriate legend stating that they have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption there from.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Submission Of Matters To A Vote Of Security Holders

None.

Item 5. Other Information

None.

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Item 6. Exhibits

Exhibit No.	Description	Location

31.1	Certification Pursuant to Section 302	Provided herewith

31.2	Certification Pursuant to Section 302	Provided herewith

32.1	Certification Pursuant to 18 U.S.C. Section 1350	Provided herewith

32.2	Certification Pursuant to 18 U.S.C. Section 1350	Provided herewith

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PIEDMONT MINING COMPANY, INC., a North Carolina Corporation

Dated May 16, 2007	/s/ Robert M. Shields, Jr.
By: Robert M. Shields, Jr. Its: Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

29

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 20, 2007

PIEDMONT MINING COMPANY, INC.
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	333-135376 (Commission File No.)	56-1378516 (IRS Employer Identification No.)

18124 Wedge Parkway, Suite 214
Reno, NV 89511
(Address and telephone number of principal executive offices) (Zip Code)

(212)734-9848
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3–SECURITIES AND TRADING MARKETS

Item 3.02.	Unregistered Sales of Equity Securities.

Share and Warrant Purchase Agreement

On July 20, 2007, Piedmont Mining Company, Inc. a North Carolina corporation (the “Company”) completed its private offering of 3,750,000 Units of its common stock and warrants to purchase common stock (the “Private Offering”) through several Subscription Agreements, dated May, June and July 2007 (collectively or individually the “Subscription Agreements”), by and between the Company and certain accredited investors (the “Investors”).

The 3,750,000 Units consisted of one share of Common Stock and either one half (1/2) or one full two year warrant exercisable at $0.20 per share.  All of the Units were sold for $0.16 per Unit.  Some of these warrants are callable when the stock has a closing bid price in excess of $0.40 per share for 15 consecutive trading days.

The Company raised an aggregate amount of $600,000 from this Private Offering, less a placement fee of $20,000 and approximately $1,982.40 in expenses related to the Private Offering paid to its placement agent.

Further, in connection with the Private Offering, the Company issued to its placement agent warrants to purchase 125,000 Units at $0.16 per Unit with each Unit consisting of one share of common stock and one-half warrant with each full warrant having an exercise price of $0.20 per share and a two year term.  These placement agent warrants are exercisable at any time before the fifth anniversary of the close of the last transaction that the placement agent initiated.

Registration Rights

Further, certain Subscription Agreements also include registration rights pursuant to which the Company agrees to provide certain registration rights under the Securities Act of 1933, and the rules and regulations promulgated thereunder, and applicable state securities laws.  In the Subscription Agreements with registration rights the Company has undertaken to file a registration statement with the U.S. Securities and Exchange Commission within sixty (60) days from the closing of the Private Offering covering the resale of the securities sold in the Subscription Agreement.  Those Subscription Agreements that do not provide registration rights do however provide “piggy back registration rights” entitling those securities to be registered in the next registration statement to be filed by the Company.

The foregoing descriptions are qualified in their entirety by reference to the Form of Warrants and Form of Subscription Agreements filed as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, attached hereto and incorporated herein by reference.

Attached hereto as Exhibit 99.1 is a press release announcing the consummation of the Private Offering.

The Private Offering was conducted in reliance upon exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, under Regulation D promulgated under the Securities Act. The units were offered and sold only to investors who are “Accredited Investors,” as defined in Rule 502 under the Securities Act.

SECTION 7–REGULATION FD

Item 7.01.	Regulation FD Disclosure.

On July 26, 2007, the Company issued a press release announcing that it raised $600,000 through the sale of equity to accredited investors.  A copy of the press release is attached as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

4.1	Form of Investor Warrant

4.2	Form of Placement Agent Warrant for Units

10.1	Form of Subscription Agreement with Registration Rights Provision

10.2	Form of Subscription Agreement with Piggy Back Registration Rights and Warrant Call Provision

99.1	Press Release dated July 24, 2007 titled Piedmont Mining Company Announces $600,000 Private Placement Financing

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIEDMONT MINING COMPANY, INC.,
a North Carolina corporation

Dated: July 26, 2007	By: /s/ Robert M. Shields
Robert M. Shields, Jr.
Chief Executive Officer

Exhibit 4.1

THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  NEITHER THE WARRANTS NOR THE SECURITIES UNDERLYING THE WARRANTS MAY BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER, OR NOT SUBJECT TO, THE ACT AND SUCH STATE SECURITIES LAWS.

WARRANT CERTIFICATE
OF
PIEDMONT MINING COMPANY, INC.

Date of Issuance: April___, 2007	Certificate Number::_____

THIS WARRANT CERTIFICATE (“Warrant Certificate”) certifies that, for value received, ________________________, or its permitted assigns registered on the books (collectively, the “Holder”) of Piedmont Mining Company, Inc., a North Carolina corporation (the “Company”), having its principal place of business at 18124 Wedge Parkway, #214, Reno, NV  89511, is entitled to purchase at any time on or prior to the Expiration Date (hereinafter defined), up to _________________ shares of Common Stock of the Company (“Common Stock”) at a purchase price as set forth below, subject to adjustment as hereinafter provided.

1.         Warrant Purchase Price.  Each Warrant shall entitle the Holder to purchase one share of Common Stock and the purchase price payable upon exercise of one Warrant shall be $0.20 per share (“Purchase Price”).  The Purchase Price and number of shares of Common Stock (“Warrant Shares”) issuable upon exercise of each Warrant are subject to adjustment as provided in Section 6.

2.         Exercise of Warrant.  Pursuant to the terms and conditions set forth in this Warrant Certificate, the Warrants are exercisable at any time, on or before the Expiration Date, at the option of the Holder, upon surrender of this Warrant Certificate to the Company together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit A, and payment of an amount equal to the Purchase Price multiplied by the number of Warrants to be exercised.  In the case of exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

3.         Expiration.  The term “Expiration Date” shall mean 5:00 p.m. (PST) on April ____, 2009 or if such date shall be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (PST) the next following date which is not a holiday or a day on which banks are not authorized to close.

4.         Agreement of Holder.  The Holder acknowledges that the Warrants represented by this Warrant Certificate have not been registered under the Act and accordingly that they will not be transferred or sold except pursuant to an effective registration statement under the Act or an exemption therefrom, or in a transaction not subject thereto, and in compliance with all state securities laws.

5.         Loss or Mutilation.  Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of this Warrant Certificate  and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

6.         Adjustment of Purchase Price and Number of Warrant Shares.  The number and kind of Warrant Shares purchasable upon the exercise of the Warrants and the Purchase Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)        Splits, Combinations, Reclassifications.  In the event the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to the Holders of the outstanding shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock through stock split or otherwise, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company, the number and/or nature of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the effective date of such event or any record date with respect thereto.

(b)        Reorganizations, Mergers, Consolidations or Sales of Assets.  In the event of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the outstanding shares of the Company’s Common Stock are not converted into or exchanged for other rights or interests), or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Company, the Holder of each Warrant shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that appropriate provisions shall be made so that such Holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have been entitled to receive had such Warrants been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition.

2

(c)        Notice of Capital Changes.  If at any time the Company shall effect any of the events described in subsections (a) and (b) above, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of said cases, the Company shall give the Holder written notice, by registered or certified mail, postage prepaid, of the date on which (i) a record shall be taken for such dividends, distributions and the like or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be.  Such written notice shall be given at least five business (5) days prior to the relevant event.

(d)        Adjustment of Purchase Price.  Upon each adjustment in the number of Warrant Shares purchasable hereunder, the Purchase Price shall be proportionately increased or decreased, as the case may be, in a manner that is the inverse of the manner in which the number of Warrant Shares purchasable hereunder shall be adjusted, as determined in good faith by the Board of Directors of the Company.

(e)        Certificates of Adjustments.  Whenever the Purchase Price or the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to this Section 6, the Company shall prepare a certificate signed by the chief executive officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Purchase Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed, by first class mail, postage prepaid, to the Holder.

7.         No Voting Rights.  Except as otherwise provided herein, this Warrant Certificate shall not be deemed to confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, in respect of any matters whatsoever, prior to the exercise hereof.

8.         Warrants Transferable.  Subject to the provisions of Section 4, this Warrant Certificate and all rights hereunder are transferable, in whole or in part, at the principal offices of the Company by the Holder hereof, upon surrender of this Warrant Certificate properly endorsed; provided, however, that without the prior written consent of the Company, this Warrant Certificate and all rights hereunder may be transferred only to (i) an affiliate of the initial Holder hereof or successor in interest to any such person, or (ii) pursuant to the registration of the Warrants or the Warrant Shares under the Act, subsequent to one year from the date hereof pursuant to an exemption under Rule 144 under the Act or pursuant to another exemption from such registration or in a transaction not subject to registration.  For the purposes of this section, “affiliate” means, with respect to any person, any entity controlling, controlled by or under common control with such designated person, and “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

9.         Fractional Shares.  Notwithstanding that the number of Warrant Shares purchasable upon the exercise of this Warrant may have been adjusted pursuant to the terms hereof, the Company shall nonetheless not be required to issue fractions of shares upon the exercise of the Warrants or to distribute certificates that evidence fractional shares nor shall the Company be required to make any cash payments in lieu thereof upon exercise of the Warrants.  Holder hereby waives any right to receive fractional shares.

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10.       Successors and Assigns.  This Warrant Certificate shall be binding on and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the respective parties.

11.       Governing Law.  This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada or of any other state.

IN WITNESS WHEREOF, this Warrant Certificate has been executed as of this ___ day of April, 2007.

PIEDMONT MINING COMPANY, INC.
a North Carolina corporation

By: __________________________________
Robert M. Shields, Jr. President and CEO

4

EXHIBIT A

NOTICE OF EXERCISE

To:	Piedmont Mining Company, Inc.
18124 Wedge Parkway, #214
Reno, NV 89511
Attn: Robert M. Shields Jr., CEO

The undersigned hereby irrevocably elects to exercise, pursuant to Section 2 of the Warrant Certificate accompanying this Notice of Exercise, the Warrant to purchase __________________ shares of Common Stock of Piedmont Mining Company, Inc., a North Carolina corporation (the “Warrant Shares”), in accordance with the terms of the Warrant Certificate, including but not limited to, the investor representations and warranties made in connection with the Warrant, and herewith makes payment of the Purchase Price of such Warrant Shares in full.

In connection to this Notice of Exercise the undersigned hereby represents and warrants to the Company as follows:

(a)        The undersigned represents that the Warrant Shares to be received will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of securing, granting any participation in or otherwise distributing the same.  The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Warrant Shares.

(b)        The undersigned is fully aware of: (1) the highly speculative nature of the investment in the Warrant Shares; (2) the financial hazards involved; (3) the lack of liquidity of the Warrant Shares and the restrictions on transferability of the Warrant Shares; and (4) the qualifications and backgrounds of the management of the Company.

(c)        The undersigned understands and acknowledges that the offering of the Warrant Shares have not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) on the ground that the sale and the issuance of securities hereunder is exempt pursuant to Section 4(2) of the Securities Act, and that the Company’s reliance on such exemption is predicated on the undersigned’s representations set forth herein.

(d)        At no time was the undersigned presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Warrant Shares.

(e)        The certificates for the Warrant Shares will bear one or more restrictive legends determined by counsel to the Company to be necessary or appropriate in order to comply with federal or state securities law or to secure or protect any applicable exemptions from registration or qualification.

(f)         The undersigned represents that it is experienced in evaluating development stage companies such as the Company, is able to fend for itself in transactions, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the Company, and has the ability to bear the economic risks of the investment.

(g)        The undersigned acknowledges and understands that the Warrant Shares, must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available, and that the Company is under no obligation to register the Warrant Shares.

(h)        The undersigned acknowledges that it has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions.  The undersigned understands that before the Warrant Shares, may be sold under Rule 144, the following conditions must be fulfilled, except as otherwise described below: (1) certain public information about the Company must be available, (2) the sale must occur at least one year after the later of the date the Warrant Shares were sold by the Company or the date they were sold by an affiliate of the Company, (3) the sale must be made in a broker’s transaction or in a transaction directly with a market maker, and (4) the number of Warrant Shares sold must not exceed certain volume limitations.  If, however, the sale occurs at least two years after the Warrant Shares were sold by the Company or an affiliate of the Company, and if the undersigned is not an affiliate of the Company, the foregoing conditions will not apply.  The undersigned understands that the current information referred to above is not now available and the Company has no present plans to make such information available.

(i)         The undersigned acknowledges that in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or compliance with another exemption from registration will be required for any disposition of its stock.  The undersigned understands that although Rule 144 is not exclusive, the Securities and Exchange  Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

(j)         The undersigned covenants that, in the absence of an effective registration statement covering the Warrant Shares, it will sell, transfer, or otherwise dispose of the Warrant Shares only in a manner consistent with its representations and covenants set forth herein.  In connection therewith the undersigned acknowledges that the Company shall make a notation on its stock books regarding the restrictions on transfer set forth herein and shall transfer shares on the books of the Company only to the extent not inconsistent therewith.

[INTENTIONALLY LEFT BLANK]

(l)         The undersigned understands that no established public trading market now exists for any of the securities issued by the Company and that there can be no assurance that a public market will ever exist for the Warrant Shares.

Date: ________________20__

__________________________
Name of Holder

__________________________
Signature

__________________________
Address
__________________________

__________________________

Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS UNIT WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  NEITHER THE UNIT WARRANT NOR THE SECURITIES UNDERLYING THE UNIT WARRANT MAY BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER, OR NOT SUBJECT TO, THE ACT AND SUCH STATE SECURITIES LAWS.

UNIT WARRANT CERTIFICATE
OF
PIEDMONT MINING COMPANY, INC.

Date of Issuance: July___, 2007	Certificate Number: _____

THIS UNIT WARRANT CERTIFICATE (“Unit Warrant”) certifies that, for value received, Brean Murray, Carret & Co. LLC, or its permitted assigns registered on the books (collectively, the “Holder”) of Piedmont Mining Company, Inc., a North Carolina corporation (the “Company”), having its principal place of business at 18124 Wedge Parkway, #214, Reno, NV  89511, is entitled to purchase at any time on or prior to the Expiration Date (hereinafter defined), up to 125,000 units (the “Units”), each Unit consisting of one (1) share of Common Stock of the Company and one-half (1/2) of one (1) Warrant to purchase Common Stock of the Company, with each whole Warrant representing the right to acquire one share of Common Stock pursuant to a Warrant Certificate in substantially the form attached hereto as Exhibit A (the “Common Stock Purchase Warrant”).

1.         Unit Purchase Price.  Each Unit represented hereby shall entitle the Holder to purchase one share of Common Stock and one-half of a Common Stock Purchase Warrant, the purchase price payable upon exercise for a Unit shall be $0.16 per Unit (“Purchase Price”).  The Purchase Price and number of Units are subject to adjustment as provided in Section 6.

2.         Exercise of Unit Warrant.  Pursuant to the terms and conditions set forth in this Unit Warrant, the Units are exercisable at any time, on or before the Expiration Date, at the option of the Holder, upon surrender of this Unit Warrant to the Company together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit B, and payment of an amount equal to the Purchase Price multiplied by the number of Units to be exercised.  In the case of exercise of less than all the Units represented by this Unit Warrant, the Company shall cancel this Unit Warrant upon the surrender thereof and shall execute and deliver a new Unit Warrant for the balance of such remaining Units.

3.         Expiration.  The term “Expiration Date” shall mean 5:00 p.m. (PST) on  _________, 2012 or if such date shall be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (PST) the next following date which is not a holiday or a day on which banks are not authorized to close.

4.         Agreement of Holder.  The Holder acknowledges that the Units represented by this Unit Warrant have not been registered under the Act and accordingly that they will not be transferred or sold except pursuant to an effective registration statement under the Act or an exemption therefrom, or in a transaction not subject thereto, and in compliance with all state securities laws.

5.         Loss or Mutilation.  Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of this Unit Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Unit Warrant, the Company shall execute and deliver in lieu thereof a new Unit Warrant representing an equal number of Units.

6.         Adjustment of Purchase Price and Number of Units.  The number and kind of Units purchasable upon the exercise and the Purchase Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)         Splits, Combinations, Reclassifications.  In the event the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to the Holders of the outstanding shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock through stock split or otherwise, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company, the number and/or nature of Units purchasable hereunder immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Units or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Units been exercised immediately prior to the effective date of such event or any record date with respect thereto.

(b)        Reorganizations, Mergers, Consolidations or Sales of Assets.  In the event of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the outstanding shares of the Company’s Common Stock are not converted into or exchanged for other rights or interests), or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Company, the Holder shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that appropriate provisions shall be made so that such Holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have been entitled to receive had such Units been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition.

(c)        Notice of Capital Changes.  If at any time the Company shall effect any of the events described in subsections (a) and (b) above, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of said cases, the Company shall give the Holder written notice, by registered or certified mail, postage prepaid, of the date on which (i) a record shall be taken for such dividends, distributions and the like or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be.  Such written notice shall be given at least five business (5) days prior to the relevant event.

(d)        Adjustment of Purchase Price.  Upon each adjustment in the number of Units purchasable hereunder, the Purchase Price shall be proportionately increased or decreased, as the case may be, in a manner that is the inverse of the manner in which the number of Units purchasable hereunder shall be adjusted, as determined in good faith by the Board of Directors of the Company.

(e)        Certificates of Adjustments.  Whenever the Purchase Price or the number of Units purchasable hereunder shall be adjusted pursuant to this Section 6, the Company shall prepare a certificate signed by the chief executive officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Purchase Price and the number of Units purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed, by first class mail, postage prepaid, to the Holder.

7.         No Voting Rights.  Except as otherwise provided herein, this Unit Warrant shall not be deemed to confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, in respect of any matters whatsoever, prior to the exercise hereof.

8.         Warrant Transferable.  Subject to the provisions of Section 4, this Unit Warrant and all rights hereunder are transferable, in whole or in part, at the principal offices of the Company by the Holder hereof, upon surrender of this Unit Warrant properly endorsed; provided, however, that without the prior written consent of the Company, this Unit Warrant and all rights hereunder may be transferred only to (i) an affiliate of the initial Holder hereof or successor in interest to any such person, or (ii) pursuant to the registration of the Units or the underlying shares of Common Stock under the Act, subsequent to one year from the date hereof pursuant to an exemption under Rule 144 under the Act or pursuant to another exemption from such registration or in a transaction not subject to registration.  For the purposes of this section, “affiliate” means, with respect to any person, any entity controlling, controlled by or under common control with such designated person, and “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

9.         Fractional Shares.  Notwithstanding that the number of Units purchasable upon the exercise of this Unit Warrant may have been adjusted pursuant to the terms hereof, the Company shall nonetheless not be required to issue fractions of shares upon exercise of the Unit Warrant or to distribute certificates that evidence fractional shares nor shall the Company be required to make any cash payments in lieu thereof upon exercise of the Unit Warrant.  Holder hereby waives any right to receive fractional shares.

10.       Successors and Assigns.  This Unit Warrant shall be binding on and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the respective parties.

11.        Governing Law.  This Unit Warrant shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada or of any other state.

IN WITNESS WHEREOF, this Unit Warrant has been executed as of this ___ day of ______, 2007.

PIEDMONT MINING COMPANY, INC.
a North Carolina corporation

By: _________________________________
Robert M. Shields, Jr. President and CEO

EXHIBIT A
TO
UNIT WARRANT CERTIFICATE

FORM OF COMMON STOCK PURCHASE WARRANT

THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  NEITHER THE WARRANTS NOR THE SECURITIES UNDERLYING THE WARRANTS MAY BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER, OR NOT SUBJECT TO, THE ACT AND SUCH STATE SECURITIES LAWS.

WARRANT CERTIFICATE
OF
PIEDMONT MINING COMPANY, INC.

Date of Issuance: ________, 200___	Certificate Number:_____

THIS WARRANT CERTIFICATE (“Warrant Certificate”) certifies that, for value received, ________________________, or its permitted assigns registered on the books (collectively, the “Holder”) of Piedmont Mining Company, Inc., a North Carolina corporation (the “Company”), having its principal place of business at 18124 Wedge Parkway, #214, Reno, NV  89511, is entitled to purchase at any time on or prior to the Expiration Date (hereinafter defined), up to _________________ shares of Common Stock of the Company (“Common Stock”) at a purchase price as set forth below, subject to adjustment as hereinafter provided.

1.         Warrant Purchase Price.  Each Warrant shall entitle the Holder to purchase one share of Common Stock and the purchase price payable upon exercise of one Warrant shall be $0.20 per share (“Purchase Price”).  The Purchase Price and number of shares of Common Stock (“Warrant Shares”) issuable upon exercise of each Warrant are subject to adjustment as provided in Section 6.

2.         Exercise of Warrant.  Pursuant to the terms and conditions set forth in this Warrant Certificate, the Warrants are exercisable at any time, on or before the Expiration Date, at the option of the Holder, upon surrender of this Warrant Certificate to the Company together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit A, and payment of an amount equal to the Purchase Price multiplied by the number of Warrants to be exercised.  In the case of exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

A-1

3.         Expiration.  The term “Expiration Date” shall mean 5:00 p.m. (PST) on  [Two years from the Date of Issuance ]or if such date shall be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (PST) the next following date which is not a holiday or a day on which banks are not authorized to close.

4.         Agreement of Holder.  The Holder acknowledges that the Warrants represented by this Warrant Certificate have not been registered under the Act and accordingly that they will not be transferred or sold except pursuant to an effective registration statement under the Act or an exemption therefrom, or in a transaction not subject thereto, and in compliance with all state securities laws.

5.         Loss or Mutilation.  Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of this Warrant Certificate  and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

6.           Adjustment of Purchase Price and Number of Warrant Shares.  The number and kind of Warrant Shares purchasable upon the exercise of the Warrants and the Purchase Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)        Splits, Combinations, Reclassifications.  In the event the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to the Holders of the outstanding shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock through stock split or otherwise, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company, the number and/or nature of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the effective date of such event or any record date with respect thereto.

(b)        Reorganizations, Mergers, Consolidations or Sales of Assets.  In the event of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the outstanding shares of the Company’s Common Stock are not converted into or exchanged for other rights or interests), or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Company, the Holder of each Warrant shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that appropriate provisions shall be made so that such Holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have been entitled to receive had such Warrants been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition.

(c)        Notice of Capital Changes.  If at any time the Company shall effect any of the events described in subsections (a) and (b) above, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of said cases, the Company shall give the Holder written notice, by registered or certified mail, postage prepaid, of the date on which (i) a record shall be taken for such dividends, distributions and the like or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be.  Such written notice shall be given at least five business (5) days prior to the relevant event.

(d)        Adjustment of Purchase Price.  Upon each adjustment in the number of Warrant Shares purchasable hereunder, the Purchase Price shall be proportionately increased or decreased, as the case may be, in a manner that is the inverse of the manner in which the number of Warrant Shares purchasable hereunder shall be adjusted, as determined in good faith by the Board of Directors of the Company.

(e)        Certificates of Adjustments.  Whenever the Purchase Price or the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to this Section 6, the Company shall prepare a certificate signed by the chief executive officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Purchase Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed, by first class mail, postage prepaid, to the Holder.

7.         No Voting Rights.  Except as otherwise provided herein, this Warrant Certificate shall not be deemed to confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, in respect of any matters whatsoever, prior to the exercise hereof.

8.         Warrants Transferable.  Subject to the provisions of Section 4, this Warrant Certificate and all rights hereunder are transferable, in whole or in part, at the principal offices of the Company by the Holder hereof, upon surrender of this Warrant Certificate properly endorsed; provided, however, that without the prior written consent of the Company, this Warrant Certificate and all rights hereunder may be transferred only to (i) an affiliate of the initial Holder hereof or successor in interest to any such person, or (ii) pursuant to the registration of the Warrants or the Warrant Shares under the Act, subsequent to one year from the date hereof pursuant to an exemption under Rule 144 under the Act or pursuant to another exemption from such registration or in a transaction not subject to registration.  For the purposes of this section, “affiliate” means, with respect to any person, any entity controlling, controlled by or under common control with such designated person, and “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

9.         Fractional Shares.  Notwithstanding that the number of Warrant Shares purchasable upon the exercise of this Warrant may have been adjusted pursuant to the terms hereof, the Company shall nonetheless not be required to issue fractions of shares upon the exercise of the Warrants or to distribute certificates that evidence fractional shares nor shall the Company be required to make any cash payments in lieu thereof upon exercise of the Warrants.  Holder hereby waives any right to receive fractional shares.

10.        Successors and Assigns.  This Warrant Certificate shall be binding on and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the respective parties.

11.        Governing Law.  This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada or of any other state.

IN WITNESS WHEREOF, this Warrant Certificate has been executed as of this ___ day of April, 2007.

PIEDMONT MINING COMPANY, INC.
a North Carolina corporation

By: _________________________________
Robert M. Shields, Jr. President and CEO

EXHIBIT A
TO
FORM OF COMMON STOCK PURCHASE WARRANT

NOTICE OF EXERCISE

To:	Piedmont Mining Company, Inc.
18124 Wedge Parkway, #214
Reno, NV 89511
Attn: Robert M. Shields Jr., CEO

The undersigned hereby irrevocably elects to exercise, pursuant to Section 2 of the Warrant Certificate accompanying this Notice of Exercise, the Warrant to purchase ________________ shares of Common Stock of Piedmont Mining Company, Inc., a North Carolina corporation (the “Warrant Shares”), in accordance with the terms of the Warrant Certificate, including but not limited to, the investor representations and warranties made in connection with the Warrant, and herewith makes payment of the Purchase Price of such Warrant Shares in full.

In connection to this Notice of Exercise the undersigned hereby represents and warrants to the Company as follows:

(a)        The undersigned represents that the Warrant Shares to be received will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of securing, granting any participation in or otherwise distributing the same.  The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Warrant Shares.

(b)        The undersigned is fully aware of: (1) the highly speculative nature of the investment in the Warrant Shares; (2) the financial hazards involved; (3) the lack of liquidity of the Warrant Shares and the restrictions on transferability of the Warrant Shares; and (4) the qualifications and backgrounds of the management of the Company.

(c)        The undersigned understands and acknowledges that the offering of the Warrant Shares have not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) on the ground that the sale and the issuance of securities hereunder is exempt pursuant to Section 4(2) of the Securities Act, and that the Company’s reliance on such exemption is predicated on the undersigned’s representations set forth herein.

(d)        At no time was the undersigned presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Warrant Shares.

(e)        The certificates for the Warrant Shares will bear one or more restrictive legends determined by counsel to the Company to be necessary or appropriate in order to comply with federal or state securities law or to secure or protect any applicable exemptions from registration or qualification.

(f)         The undersigned represents that it is experienced in evaluating development stage companies such as the Company, is able to fend for itself in transactions, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the Company, and has the ability to bear the economic risks of the investment.

(g)        The undersigned acknowledges and understands that the Warrant Shares, must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available, and that the Company is under no obligation to register the Warrant Shares.

(h)        The undersigned acknowledges that it has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions.  The undersigned understands that before the Warrant Shares, may be sold under Rule 144, the following conditions must be fulfilled, except as otherwise described below: (1) certain public information about the Company must be available, (2) the sale must occur at least one year after the later of the date the Warrant Shares were sold by the Company or the date they were sold by an affiliate of the Company, (3) the sale must be made in a broker’s transaction or in a transaction directly with a market maker, and (4) the number of Warrant Shares sold must not exceed certain volume limitations.  If, however, the sale occurs at least two years after the Warrant Shares were sold by the Company or an affiliate of the Company, and if the undersigned is not an affiliate of the Company, the foregoing conditions will not apply.  The undersigned understands that the current information referred to above is not now available and the Company has no present plans to make such information available.

(i)         The undersigned acknowledges that in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or compliance with another exemption from registration will be required for any disposition of its stock.  The undersigned understands that although Rule 144 is not exclusive, the Securities and Exchange  Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

(j)         The undersigned covenants that, in the absence of an effective registration statement covering the Warrant Shares, it will sell, transfer, or otherwise dispose of the Warrant Shares only in a manner consistent with its representations and covenants set forth herein.  In connection therewith the undersigned acknowledges that the Company shall make a notation on its stock books regarding the restrictions on transfer set forth herein and shall transfer shares on the books of the Company only to the extent not inconsistent therewith.

(k)        The undersigned understands that no established public trading market now exists for any of the securities issued by the Company and that there can be no assurance that a public market will ever exist for the Warrant Shares.

Date: ________________20__
___________________________
Name of Holder

___________________________
Signature

___________________________
Address
___________________________

___________________________

EXHIBIT B
TO
UNIT WARRANT CERTIFICATE

NOTICE OF EXERCISE

To:	Piedmont Mining Company, Inc.
18124 Wedge Parkway, #214
Reno, NV  89511
Attn: Robert M. Shields Jr., CEO

The undersigned hereby irrevocably elects to exercise, pursuant to Section 2 of the Unit Warrant Certificate accompanying this Notice of Exercise, to purchase ________________ Units of Piedmont Mining Company, Inc., a North Carolina corporation (the “Units”), in accordance with the terms of the Unit Warrant Certificate, including but not limited to, the investor representations and warranties made below, and herewith makes payment of the Purchase Price of such Units in full.

In connection to this Notice of Exercise the undersigned hereby represents and warrants to the Company as follows:

(a)        The undersigned represents that the Units to be received will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of securing, granting any participation in or otherwise distributing the same.  The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Units.

(b)        The undersigned is fully aware of: (1) the highly speculative nature of the investment in the Units; (2) the financial hazards involved; (3) the lack of liquidity of the Units and the restrictions on transferability of the Units; and (4) the qualifications and backgrounds of the management of the Company.

(c)        The undersigned understands and acknowledges that the offering of the Units has not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) on the ground that the sale and the issuance of securities hereunder is exempt pursuant to Section 4(2) of the Securities Act, and that the Company’s reliance on such exemption is predicated on the undersigned’s representations set forth herein.

(d)        At no time was the undersigned presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Units.

(e)        The certificates for the Units will bear one or more restrictive legends determined by counsel to the Company to be necessary or appropriate in order to comply with federal or state securities law or to secure or protect any applicable exemptions from registration or qualification.

(f)      The undersigned represents that it is experienced in evaluating development stage companies such as the Company, is able to fend for itself in transactions, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the Company, and has the ability to bear the economic risks of the investment.

(g)     The undersigned acknowledges and understands that the Units, must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available, and that the Company is under no obligation to register the Units, or any underlying securities thereof.

(h)     The undersigned acknowledges that it has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions.  The undersigned understands that before the Units may be sold under Rule 144, the following conditions must be fulfilled, except as otherwise described below: (1) certain public information about the Company must be available, (2) the sale must occur at least one year after the later of the date the Units were sold by the Company or the date they were sold by an affiliate of the Company, (3) the sale must be made in a broker’s transaction or in a transaction directly with a market maker, and (4) the number of Units sold must not exceed certain volume limitations.  If, however, the sale occurs at least two years after the Units were sold by the Company or an affiliate of the Company, and if the undersigned is not an affiliate of the Company, the foregoing conditions will not apply.

(i)      The undersigned acknowledges that in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or compliance with another exemption from registration will be required for any disposition of its stock.  The undersigned understands that although Rule 144 is not exclusive, the Securities and Exchange  Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

(j)      The undersigned covenants that, in the absence of an effective registration statement covering the Units or any underlying securities thereof, it will sell, transfer, or otherwise dispose of the Units only in a manner consistent with its representations and covenants set forth herein.  In connection therewith the undersigned acknowledges that the Company shall make a notation on its stock books regarding the restrictions on transfer set forth herein and shall transfer shares on the books of the Company only to the extent not inconsistent therewith.

(k)           The undersigned understands that no established public trading market now exists for any of the securities issued by the Company and that there can be no assurance that a public market will ever exist for the Units or any of the underlying securities thereof.

Date: ________________20__
___________________________
Name of Holder

___________________________
Signature

___________________________
Address
___________________________

___________________________

Exhibit 10.1

INSTRUCTIONS TO PROSPECTIVE INVESTORS
OF
PIEDMONT MINING COMPANY, INC.,
a North Carolina corporation

Please read carefully the Annual Report on Form 10-KSB for the year ended December 31, 2006, and the Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007, as filed with the U. S. Securities and Exchange Commission on April 5, 2007 and on May 17, 2007 respectively, by Piedmont Mining Company, Inc., a North Carolina corporation (the “Company”), and all exhibits thereto (collectively, the “Memorandum”), before deciding to subscribe.

The Company is offering on a best effort basis to raise up to an aggregate of $600,000 pursuant to the sale of Units to a limited number of “accredited investors” only, as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.  Each Unit consists of one (1) Share of Common Stock  and one half (1/2) of a two (2) year warrant representing the right to acquire one additional share of Common Stock.  The purchase price for each Unit and the exercise price for the Warrants will be determined on a case by case basis by the Company basis upon negotiations with certain investors.
THE PURCHASE PRICE FOR EACH UNIT IS $0.16
THE EXERCISE PRICE FOR THE WARRANTS IS: $0.20

Each prospective investor should examine the suitability of this type of investment in the context of his/her own needs, investment objectives, and financial capabilities and should make his/her own independent investigation and decision as to suitability and as to the risk and potential gain involved.  Also, each prospective investor is encouraged to consult with his/her own attorney, accountant, financial consultant or other business or tax advisor regarding the risks and merits of the proposed investment.

This offering is limited to accredited investors who certify that he/she/it meet all of the qualifications set forth in the Memorandum.  If you meet these qualifications and desire to purchase the Units, then please take the following actions:

1.	Review, complete and execute the following documents:

□	Subscription Agreement;
□	Purchaser Suitability Questionnaire;
□	Consent of Spouse (if married – regardless of manner in which the Units are to be held);
□	Purchaser Representative’s Certificate (if applicable)
and
□	Closing Escrow Agreement.

2.       Deliver the completed Subscription Agreement, Purchaser Suitability Questionnaire, Consent of Spouse, the Purchaser Representative’s Certificate (if applicable) and Closing Escrow Agreement and wire funds to the Escrow Agent as follows:

BANK	Bank of the West
 3509 EL CAMINO AVE.
 SACRAMENTO, CA 95821

CONTACT	916-483-6601

ACCOUNT NAME	BULLIVANT HOUSER BAILEY
 TRUST ACCOUNT

ACCOUNT NO.	144011889
ABA NO.	121100782
SWIFT CODE	BWSTUS66

1

Upon receipt of the signed Subscription Agreement, Purchaser Suitability Questionnaire, Consent of Spouse, the Purchaser Representative’s Certificate (if applicable), Closing Escrow Agreement, the purchase price for the Units, verification of your investment qualifications, and acceptance of your subscription by the Company (the Company reserves the right, in its sole discretion, to accept or reject a subscription, in whole or in parts, for any reason whatsoever), the Company will notify you of receipt and acceptance of your subscription and will deliver a signed and fully executed stock certificate evidencing the Units purchased.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED  (THE “1933 ACT”) OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE HOLDER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL ARE SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION UPON THE COMPANY’S REQUEST.

SUBSCRIPTION AGREEMENT
PIEDMONT MINING COMPANY, INC.
a North Carolina corporation

ARTICLE I

This subscription agreement (this “Subscription Agreement”) is entered into by and between Piedmont Mining Company, Inc., a North Carolina corporation (the “Company”), and the person or entity executing the Subscription Agreement (the “Subscriber”).  In this Subscription Agreement, the pronoun “it” means “he,” “she,” or “it,” as appropriate.  All terms not defined herein shall have the same meaning as set forth in the Annual Report on Form 10-KSB for the year ended December 31, 2006, as filed with the United States Securities and Exchange Commission on April 5, 2007 by the Company, related to the offer of up to an aggregate of $600,000 (with all attachments thereto, the “Memorandum”).

1.1        Offering.  The Company is currently offering for sale up to an aggregate of $600,000 pursuant to the sale of Units (“Units”) at a purchase price of $0.16 per Unit (the “Offering”), subject to the terms, conditions, acknowledgements, representations, and warranties stated herein and in the Memorandum.  Each Unit consists of one (1) share of Common Stock of the Company (“Share”) and one half (1/2) of a two (2) year warrant to purchase one Share (“Warrant”). Each Warrant is exercisable for a period of two (2) years at an exercise price of $0.20 per Share.

2

1.2        Subscription.  The Subscriber hereby irrevocably subscribes to purchase from the Company the number of Units and at the aggregate purchase price (the “Purchase Price”) set forth on the execution page to this Subscription Agreement titled “SUBSCRIPTION AGREEMENT SIGNATURE PAGE.”

1.3       Purchase.  The Subscriber shall tender or have tendered a check in the amount set forth on the Subscription Agreement Signature Page, payable to “Piedmont Mining Company, Inc.”, along with the execution and delivery of this Subscription Agreement, the Consent of Spouse, if Subscriber is married, Purchaser Suitability Questionnaire in the form attached hereto as Exhibit A, and, if applicable, an executed Purchaser’s Representative’s Certificate (if the Subscriber is using a Purchaser Representative) in the form attached hereto as Exhibit B, which are all incorporated herein by this reference.

1.4       Acceptance or Rejection of Subscription.  The Subscriber understands and agrees that the Company reserves the right, in its sole discretion, to reject this subscription, in whole or in part if (a) the Subscriber is not an “accredited investor” or otherwise fails to meet the investor suitability requirements as set forth in the Purchaser Suitability Questionnaire, (b) fails to deliver payment of the purchase price, or (c) fails to deliver a completed Subscription Agreement, Purchaser Suitability Questionnaire (if applicable), Consent of Spouse (if Subscriber is married), and Purchaser Representative’s Certificate (if applicable) substantially in the form as reasonably acceptable to the Company,  until there has been notice of acceptance of the Subscriber’s subscription.  In the event of rejection of this subscription, the Subscriber’s check or, in the event of a partial rejection a check in the amount of the rejected portion, will be promptly returned to the Subscriber.  Upon acceptance of the subscription by the Company, the Company will deliver to the Subscriber an “accepted” Subscription Agreement, and cause the purchase of the Units to be reflected in the books and record of the Company. Upon acceptance of the Units by the Company, certificates representing the Shares and Warrants constituting the Units will be promptly issued to the Subscriber.

1.5        Registration Rights.  The Company agrees to file a registration statement under the Securities Act, (the ‘Registration Statement”) covering the resale of securities acquired by the Subscriber (the “Registrable Securities”) with the United States Securities and Exchange Commission (the “SEC”) to register the shares in the Offering on behalf of the Subscriber at the Company’s expense within sixty (60) days of the close of the Offering and to use the Company’s best efforts to insure that the registration statement becomes effective within one hundred and twenty (120) days of the Offering.  In the event the Company fails for any reason to file a Registration Statement, within the 60 days prescribed period described in this Section 1.5, the Company shall issue to the Subscriber an amount equal to one percent (1%) of the total securities acquired by the Subscriber (the “Registrable Securities”).  Moreover, for each month thereafter, on the first Monday of the month, the Company will issue one percent (1%) of the Registrable Securities plus accrued interest to the Subscriber until such registration statement is properly filed with the SEC. The Company shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC not later than one hundred and twenty (120) days after the date that it is first filed, and to insure that the Registration Statement remains in effect throughout the term of this Agreement. In the event the Company fails for any reason to cause the Registration Statement to become effective within the time period set forth above, the Company shall issue to the Subscriber one percent (1%) of the Registrable Securities and one (1%) percent of the aggregate amount thereafter for every 30 days period on the first Monday of each month, until the Registration Statement has been declared effective by the SEC, with a maximum, in any event of delay, of up to ten (10%) percent of the total securities issued to the Subscriber.

ARTICLE II

2.1.      Subscriber’s Representations, Warranties, Covenants.  The Subscriber hereby represents, warrants and covenants to the Company as follows, realizing that the Company intends to rely on these representations, warranties, and covenants, which shall survive the acceptance of the Subscriber’s subscription by the Company.

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2.1.1	Accredited Investor. The Subscriber represents that it is an “accredited investor” as that term is defined in SEC Rule 501(a) of Regulation D, 17 C.F.R. 230.501(a).

2.1.2	Purchaser Suitability Questionnaire. The Subscriber has reviewed, completed and executed the Purchaser Suitability Questionnaire.

2.1.3
Net Worth.  The Subscriber (a) has adequate net worth and means of providing for its current financial needs and possible contingencies, (b) has no need for liquidity in this investment, (c) is able to bear the economic risks of an investment in the Units for an indefinite period of time, and (d) is able to bear the risk of losing its entire investment in the Units.

2.1.4
Knowledge; Experience.  The Subscriber has such knowledge and experience in financial and business matters: (a) to be capable of evaluating the merits and risks of this investment in the Units, (b) to make an informed decision relating thereto, and (c) to protect its own interests in connection with the purchase of the Units.  The Subscriber’s purchase of the Units is consistent, in both nature and amount, with the Subscriber’s overall investment program and financial condition.

2.1.5
Own Account.  The Subscriber (a) is purchasing the Units for its own account (not as a nominee or agent) for investment purposes only and not with an intent or  view to, or for, resale, distribution or fractionalization thereof, in whole or in part, (b) has no present arrangement or intention to sell or distribute the Units, or to grant participation in the Units, and (c) does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Units.

2.1.6
Not an Underwriter.  The Subscriber is not an underwriter or dealer in the Units, and the Subscriber is not participating, pursuant to a contractual agreement, arrangement or understanding, in a distribution of the Units.

2.1.7	Independent Review. The Subscriber in making the decision to purchase the Units subscribed for:

(a)	has received, read and is familiar with the Subscription Agreement and the Purchaser Suitability Questionnaire;

(b)
has prior to making any investment in the Units, been given access and the opportunity to ask any and all questions it had, and to receive answers from the Company or any person acting on its behalf concerning the Company, its business plan, management and current financial condition, and/or the terms and conditions of the offer and sale of the Units, and Subscriber has received complete and satisfactory answers to any such inquiries;

(c)
has relied solely upon the information contained within this Subscription Agreement or upon information obtained in its own investigation, and represents and warrants that neither the Company, nor any officer, employee, agent, or affiliate of the Company has made any representations other than those contained within this Subscription Agreement;

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(d)
understands that the attorneys, accountants or other professionals who have been employed to perform services on the Company’s behalf have NOT been employed to represent the interests of the Subscriber, and understands that it should consult with and rely on its own counsel or advisors for independent legal, accounting, financial and tax advice concerning this investment in the Company, including but not limited to advice as to the legality of any resale of the Units, tax or other consequences of such investment in the Company, and the suitability of the investment for the Subscriber, and

(e)
acknowledges that the books and records of the Company have been available for inspection upon reasonable notice and during reasonable business hours at the Company’s principal place of business and that the appropriate officers of the Company have been available to answer any questions concerning this investment.

2.1.8
No Written or Oral Representations. No person or entity, including the Company or agents of the Company, has made to the Subscriber any written or oral representations or warranties, expressly or by implication:

(a)	that any person will resell or repurchase the Units,

(b)	that any person will refund the purchase price of the Units,

(c)	as to the future price or value of the units,

(d)	as to the appropriate or exact length of time that Subscriber will be required to hold the Units,

(e)	as to the percentage of profit and/or amount or type of consideration, profit, or loss to be realized, if any, as a result of an investment in the Units, or

(f)	as to the amount of distributions that the Company will make.

2.1.9	Partnership, Corporation or Trust. If the Subscriber is a partnership, corporation or trust, the person executing this Subscription Agreement on its behalf represents and warrants that:

(a)	he or she has made due inquiry to determine the truthfulness of the representations and warranties made pursuant to this Subscription Agreement and the Purchaser Suitability Questionnaire, and

(b)
he or she is duly empowered, authorized, and qualified (and if the Subscriber is a trust, by the trust agreement) to make this investment and to enter into and execute this Subscription Agreement and the Purchaser Suitability Questionnaire on behalf of such entity.

2.1.10
No Advertisement or General Solicitation.  The sale of the Units has not been advertised through any article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or through any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, and the Subscriber is not purchasing as a result of any such advertisement or solicitation.

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2.1.11
Subscription Rejection Right.  The Subscriber acknowledges that the Company reserves the right to reject any subscription, to accept any subscription in part only, or to prorate subscriptions, to negotiate any checks or other tenders of payment for discrepant amounts and to refund the excess to the Subscriber if (a) the Subscriber is not an “accredited investor” or otherwise fails to meet the investor suitability requirements as set forth in the Purchaser Suitability Questionnaire, (b) fails to deliver payment of the purchase price, or (c) fails to deliver a completed Subscription Agreement, Purchaser Suitability Questionnaire, Consent of Spouse (if applicable), and Purchaser Representative’s Certificate (if applicable) substantially in the form as reasonably acceptable to the Company.

2.1.12
Compliance with Securities Law.  The Subscriber will not sell or otherwise transfer the Units (or the Shares or Warrants constituting the Units) except as permitted under the Act and applicable United States state securities laws or an exemption therefrom, provided that Subscriber delivers to the Company an opinion of counsel (which opinion and counsel are satisfactory to the Company) confirming the availability of such exemption upon Company’s request.

2.1.13
Authority, Power, Enforceability.  The Subscriber has all the requisite power, authority and capacity to acquire and hold the Units and to execute, deliver and comply with the terms of each of the instruments required to be executed and delivered by the Subscriber in connection with the subscription for the Units as contemplated by this Subscription Agreement and such execution, delivery and compliance does not conflict with, or constitute a default under, any instruments governing the Subscriber, any law, regulation or order, or any agreement to which the Subscriber is a party or by which the Subscriber may be bound.  The Subscriber hereby adopts, accepts and agrees to be bound by all the terms and provisions of this Subscription Agreement, and, if this subscription is accepted in whole or in part, to perform any obligations therein imposed.

2.1.14
Legend.  The Subscriber acknowledges and agrees that the SEC has not reviewed the offer and sale of the Units, and that the Units have not been registered under the Act or any other applicable securities laws of any state or jurisdiction, and the Subscriber cannot sell or otherwise transfer the Units except as permitted under the Act and applicable United States state securities laws or an exemption therefrom, provided that Subscriber delivers to the Company an opinion of counsel (which opinion and counsel are satisfactory to the Company) confirming the availability of such exemption upon Company’s request.  The Subscriber understands and agrees that the certificate(s) or documents representing the Shares and/or Warrants constituting the Units will bear one or more restrictive legends determined by counsel to the Company to be necessary or appropriate in order to comply with United States federal or state securities law or to secure or protect any applicable exemptions from registration or qualification, including the following legends and the Subscriber agrees to abide by the terms thereof:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED  (THE “ACT”) OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE INVESTOR DELIVERS TO PIEDMONT MINING COMPANY, INC. (THE “COMPANY”) AN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL ARE SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION UPON COMPANY’S REQUEST.

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2.1.15
Reliance by Company.  The Subscriber understands that the Units are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Units.

2.1.16
Subsequent Changes.  All information which the Subscriber has provided to the Company, including but not limited to all information given herein and in the Purchaser Suitability Questionnaire or otherwise, concerning itself, investor status, address, residence, financial position and knowledge and experience of financial and business matters are correct and complete as of the date of the execution of the Subscription Agreement, and that if there should be any material change in such information prior to this Subscription Agreement being accepted by the Company, the Subscriber will immediately provide the Company with such information.  The Subscriber will promptly notify the Company of any material fact or circumstance that would cause any of the foregoing representations to be untrue, incomplete, or misleading.

2.1.17
Further Assurances and Cooperation.  The Subscriber agrees that the Company may present this Subscription Agreement and any documents related thereto, to such parties as it deems appropriate if called upon to establish the availability of an exemption from registration or qualification of the Units under federal securities laws or applicable state laws.

2.2        Risk Factors.  In addition to the risks disclosed in the Memorandum under “Risk Factors” and elsewhere in this Subscription Agreement, and the risk factors set forth on the Company’s Registration  Statement on Form SB-2/A filed by the Company with the SEC on September 14, 2006, and its Annual Report on Form 10-KSB for the year ended December 31, 2006, as filed by the Company with the SEC on April 5, 2007, and its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007, as filed by the Company with the SEC on May 17, 2007, the Subscriber acknowledges and understands the risks involved in the investment of the Units, including, but not limited to, the risks described below:

2.2.1
Speculative.  The Subscriber understands that an investment in the Units is speculative and involves substantial risks, including the possible loss of the entire investment, and understands the risks and uncertainties discussed in this Subscription Agreement.

2.2.2
No Profitability.   The Subscriber understands that the Company has no recent history of profitability and will require additional capital to complete its business plans. There is no assurance that the Company can obtain additional capital adequate to accomplish the foregoing or to successfully complete its business plans.

2.2.3	No Review of Fairness. No federal or state agency has passed upon the Units or made any finding, recommendation or determination as to the fairness of this investment.

2.2.4
No Representations Concerning Suitability.  The Company has made no representations or recommendations to the Subscriber concerning whether the purchase of the Units is a suitable investment for it.  The Subscriber and its representative, if any, have the sole responsibility for determining whether this investment is suitable for the Subscriber.  The Company is not responsible to the Subscriber for making any such determination.

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2.2.5
Unit Price May Fluctuate During the Offering.  The Company has the right to offer the sale of Units and set the exercise price of the Warrants at different prices based upon negotiations with individual investors. The principal factors for such determination will be based on the Company’s business prospects, the recent trading range of the Company’s Common Stock, and other relevant factors.  As a result, the Subscriber may be purchasing the Units at a different price than another investor in this Offering.

2.2.6	Illiquid Investment. The Subscriber’s investment in the Company is an illiquid investment, and the Subscriber must bear the economic risk of its investment.

2.2.7
Dilution in Initial Equity Interest.  Any further issuance by the Company of any additional Units (or Shares and/or Warrants constituting the Units) of the Company  will dilute any equity interest of the Subscriber.  No assurances can be given that the Company will not issue additional securities that will have the effect of diluting the equity interest of Subscriber.

2.2.8
Due Diligence and Investigation.  The offer and sale of the Units is not underwritten by or being offered through investment bankers or underwriters.  There has not been an independent review of matters covered in the Subscription Agreement by any such professionals or other professionals.  Subscriber must rely solely upon their own investigation and analysis of the risks in making this investment decision.

2.2.9
No Established Public Trading Market.  Even though the Shares are traded over-the-counter by quotation on the OTC Bulletin Board under the symbol “PIED.OB” the Subscriber realizes there is no established public trading market for the Units.  The Subscriber further understands that the Units offered hereby have not been registered with the SEC or any state agency.  The Units may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of an effective registration statement registering the Units under the Act, or an opinion of counsel that registration is not required under the Act.

ARTICLE III

3.1       Indemnification.  The Subscriber agrees to indemnify and hold the Company and any person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act, and the Company’s officers, directors, agents, attorneys, and affiliates harmless from and against all damages, losses, costs and expenses, including reasonable attorneys’ fees and expenses reasonably incurred in the investigation or preparation in defense of any litigation commenced or threatened or any claim whatsoever, which they may incur by reason of the failure by the Subscriber to comply with the terms and conditions of this Subscription Agreement, or by reason of any misrepresentation or breach of any warranty or covenant made by the Subscriber herein, the Purchaser Suitability Questionnaire, or in any document provided by the Subscriber to the Company in connection with the Subscriber’s investment in the Units.  The Subscriber further agrees that the provisions of this Section shall survive (a) the sale, transfer or any attempted sale or transfer of all or a portion of the Units (or the Shares and Warrants constituting the Units) and (b) the death of the Subscriber.

3.2       Survival.  The foregoing acknowledgments, representations, warranties and agreements made herein and the Purchaser Suitability Questionnaire shall survive the investment made herein.

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ARTICLE IV

4.1       Termination, Cancellation or Revocation.  The Subscriber agrees that it may not cancel, terminate, or revoke this Subscription Agreement or any agreement made by it hereunder and that this Subscription Agreement shall survive the death or disability of the Subscriber and shall be binding upon the Subscriber’s heirs, executors, administrators, successors, and assigns, who shall execute a substantially similar agreement.

4.2       Modification.  Neither this Subscription Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any modification, discharge or termination is sought.

4.3       Notices.  Any notice, demand or other communication that any party hereto may be required, or may elect, to give to anyone interested hereunder shall be deemed given (a) three (3) business days after mailing if sent by registered or certified mail, return receipt requested, addressed to such address as may be given herein, (b) immediately if delivered personally at such address, including by overnight delivery service, or (c) immediately if communicated by facsimile to the person entitled to such notice, provided, however, that acknowledgment of the receipt of such facsimile notice is returned to the person giving notice, it being understood that such acknowledgment shall not be unreasonably withheld.

4.4       Payment of Expenses.  Subject to the provisions of this Subscription Agreement, the Company, on the one hand, and the Subscriber, on the other hand, will pay all fees and expenses (including, without limitation, legal fees and expenses) incurred by them in connection with the transactions contemplated hereunder.

4.5       Counterparts.  This Subscription Agreement may be executed through the use of separate signature pages (including by facsimile) or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

4.6       Binding Effect.  Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.  The obligation of the Subscriber and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon the Subscriber and the heirs, executors, administrators and successors of the Subscriber.

4.7       Entire Agreement.  This instrument, including all appendices and exhibits attached hereto which have been incorporated by reference into this Subscription Agreement, contain the entire agreement of the parties with respect to the subject matter of this Subscription Agreement, and there are no representations, covenants or other agreements except as stated or referred to herein.

4.8       Assignability.  This Subscription Agreement is not transferable or assignable by the Subscriber except as provided herein.

4.9       Applicable Law.  This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Nevada as applied to residents of that state entering into contracts wholly to be performed in that state, without regards to conflicts of laws principles.  The Subscriber hereby agrees that any suit, action, or proceeding arising out of or relating to this Subscription Agreement, any amendments or any replacements hereof, and any transactions or agreements relating hereto shall be brought in the courts of, or the Federal courts in, the State of California, County of Sacramento, and the Subscriber hereby irrevocably consents and submits to the jurisdiction of such courts for the purposes of any such suit, action or proceeding, and the Subscriber agrees that service of process on the Subscriber in such suit, action or proceeding may be made in the same way as is prescribed by this Subscription Agreement for other notices.  The Subscriber hereby waives, and agrees not to assert against the Company or any assignee thereof, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, (a) any claim that he or she is not personally subject to the jurisdiction of the above-named courts or that his or her property is exempt or immune from setoff, execution or attachment, either prior to judgment or in execution thereof, and (b) to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of suit, action or proceeding is improper or that this subscription agreement or any amendments or any replacements hereof may not be enforced in or by such courts.  Venue for such actions as set forth above is intended to be inclusive.

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4.10.    Waiver of Jury Trial.  The parties to this Subscription Agreement hereby waive any right that they may otherwise have to a trial by jury in any suit, action, or proceeding that arises out of or relates to this Subscription Agreement, any amendments to or any replacements of this Subscription Agreement, and any transactions or agreements relating to this Subscription Agreement.  The parties understand that, as a result of this waiver, the facts relating to any dispute that is covered by this waiver will be tried, if necessary, to a judge rather than to a jury.

4.11     Severability.  If any provision or portion of this Subscription Agreement is held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Subscription Agreement shall be unaffected by such holding.

[INTENTIONALLY LEFT BLANK]

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SUBSCRIPTION AGREEMENT SIGNATURE PAGE

In addition to the foregoing, Subscriber hereby certifies that it (a) agrees to all the terms and conditions of this Subscription Agreement, (b) meets the suitability standards set forth in this Subscription Agreement and the Memorandum, and (c) is a resident of the state and jurisdiction indicated below.

I.	NUMBER OF SUBSCRIBED UNITS. Subscriber subscribes to purchase ___________ Units (at $0.16 per Unit) of the Company (“Units”).

II.	PURCHASE PRICE. The total purchase price of the Units (the number of Units multiplied by price per Unit) is $______________ (the “Purchase Price”).

III.	TYPE OF OWNERSHIP AND REQUIRED DOCUMENTS AND SIGNATURES
(please check one)
[  ] INDIVIDUAL OWNERSHIP (one signature required)

[  ] JOINT TENANTS WITH RIGHTS OF SURVIVORSHIP (both or all parties must sign)

[  ] COMMUNITY PROPERTY (both husband and wife must sign)

[  ] COMMUNITY PROPERTY WITH RIGHTS OF SURVIVORSHIP (both husband and wife must sign)

[  ] TENANTS IN COMMON (both or all parties must sign) (indicate the interest of each Subscriber)

[  ] PARTNERSHIP

[  ] LIMITED PARTNERSHIP (State:_______)

[  ] LIMITED LIABILITY COMPANY (State:_______)

[  ] CORPORATION (State:______)

[  ] TRUST (Type: __________)

[  ] OTHER (Please specify: _____________)

IV.	PURCHASER INFORMATION

a.________________________________________________________________________
                                       (Please print the exact name you desire to use for ownership.)

b.________________________________________________________________________
                                                                        (Mailing address)

c.	Primary State of Residence: ______________________________________________

d.	Telephone No.: __________________	Fax No.:_________________

e.	Social Security or Employer Tax ID Number (if applicable): ______________________

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V.	REGISTRATION AND DELIVERY DETAILS (if other than set forth above).

a)	Registered Holder Custodian of securities (if different than Part IV above):

Name:   _______________________________________________

b)	Delivery details for securities certificates (if different than Part IV above):

Name:  ________________________________________________
Address:  ______________________________________________
                ______________________________________________

Executed this __day of _______________, 2007 at_____________________, ___________________.
(City)                                 (State)

_____________________________________	_____________________________________
Signature of Subscriber	Signature of Joint Subscriber

By: _________________________________	By: _________________________________
Print Name and Title	Print Name and Title

SUBSCRIPTION ACCEPTED:

Piedmont Mining Company, Inc.

Dated: _______________, 2007	_________________________________________

By: Robert M. Shields, Jr.

Title: Chief Executive Officer

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PIEDMONT MINING COMPANY, INC.

CONSENT OF SPOUSE

I, _________________________, certify that:

1.         I am the spouse of _____________________, who is a Subscriber to Units of Piedmont Mining Company, Inc.  (the “Company”) and a party to the attached Subscription Agreement (the “Subscription Agreement”).

2.         I have read and I understand and approve all provisions of the Subscription Agreement.

3.         I am aware that, by the provisions of the Subscription Agreement, my spouse has agreed to restrictions on the sell or transfer Units, including any community property interest or quasi-community property interest in the Units, in accordance with the terms and provisions of the Subscription Agreement.

4.         My spouse shall have the full power of management of his/her Units in the Company, including any portion of the Units that may be my community property, and shall have the full right, without my further approval, to exercise any voting rights as a shareholder of the Company, to execute (or authorize others to execute) any amendments to the Subscription Agreement, and to sell, transfer, encumber, and deal in any manner with all or any part of the Units, including any portion of the Unit that is or might be community property.

5.         I hereby authorize the Company to retain this Consent of Spouse in the books and records of the Company.

Date:________________, 2007	___________________________________
Signature

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SCHEDULE A

PURCHASER SUITABILITY QUESTIONNAIRE

PURCHASER SUITABILITY QUESTIONNAIRE
PIEDMONT MINING COMPANY, INC.,
A North Carolina corporation

1.         In addition to the Subscription Agreement, each Subscriber must deliver a completed and executed Purchaser Suitability Questionnaire.

2.         Each individual (including husband and wife) Subscriber should complete Section I.  You may need to complete Schedule 1 to this Purchaser Suitability Questionnaire depending on your responses below.

3.         Each corporate, partnership and trust subscriber should complete Section II.

All changes must be initialed by the Subscriber(s)

SECTION I.INDIVIDUAL SUBSCRIBER(S)

If a Subscriber is purchasing as joint tenants or tenants-in-common and such Subscribers are husband and wife or are related and have the same principal residence, the requested information for such persons should be aggregated and included in this questionnaire.  If such Subscribers are not married or are relatives who do not have the same principal residence, separate Purchaser Suitability Questionnaires must be completed for each Subscriber in order to furnish the requested information separately for each.

A.	REPRESENTATIONS OF SUBSCRIBER:

Please initial, in the space provided, all of the appropriate categories which applies to you.

___	ALTERNATIVE ONE: I have the following preexisting personal or business relationship with the Company or with a director or an officer of the Company:

____________________________________________________________________
____________________________________________________________________
____________________________________________________________________

___
ALTERNATIVE TWO:  I have such knowledge and experience in financial and business matters that I am capable of evaluating the relative merits and risks of an investment in the Company. I am not utilizing a Purchaser Representative in connection with evaluating such merits and risks.  I offer as evidence of my knowledge and experience in these matters the information requested in the Schedule 1 attached to this Purchaser Suitability Questionnaire.

___
ALTERNATIVE THREE*:  I understand that you may request me to use or I may choose to use the services of a Purchaser Representative acceptable to you in connection herewith.  I hereby acknowledge that the following person is my Purchaser Representative who will assist me with evaluating the merits and risks of an investment in the Company and affirm that such Purchaser Representative has previously disclosed in writing to me any material relationship that exists between himself or his affiliates and the Company, or its affiliates, that is mutually understood to be contemplated, or that has existed at any time during the previous two years, and any compensation received or to be received as a result of such relationship:

______________________________	_______________________________
(Name of Purchaser Representative)	Address

____________________________	_______________________________
Telephone Number	City State Zip

The above-named Purchaser Representative has furnished to me a completed Purchaser Representative Certificate, the original of which is delivered to you herewith.  My Purchaser Representative and I together have such knowledge and experience in financial and business matters that we are capable of evaluating the relative merits and risks of an investment in the Company.

*  IF YOU HAVE INITIALED ALTERNATIVE THREE, THIS QUESTIONNAIRE MUST BE ACCOMPANIED BY A COMPLETED AND SIGNED PURCHASER REPRESENTATIVE CERTIFICATE.

B.	ACCREDITED INVESTOR INFORMATION. Please initial the appropriate response below.

1.	Accredited Investor.

___	I am an “Accredited Investor”, as evidenced by my satisfaction of at least one of the following standards. Please initial, in the space provided, those suitability standards that you satisfy.

___
STANDARD ONE:  I, either alone or together with my spouse, have a net worth (including principal residence, furnishings therein, and personal automobiles) in excess of $1,000,000.  “Net worth” means the net fair market value or equity of my assets and properties.

___
STANDARD TWO:  My income has exceeded $200,000 in each of the two most recent years or my joint income with my spouse has exceeded $300,000 in each of the two most recent years and I reasonably expect the same level of income in this current year.

2.	Non-Accredited Investor.

___
I am not an  “Accredited Investor”, however, I am eligible and qualified to evaluate the risks and merits in connection purchase the securities of the Company, as a non-accredited investor, as evidenced by the information set forth in the Appendix 1.  Please complete Appendix 1.(Note:  Your subscription may be rejected if you are not an “accredited investor,”)

C.
ACCOUNT.  Except as indicated below, my purchase of the securities (Units, Shares or Warrants) will be solely for my own account, and not for the account of any other person or with a view to any resale, fractionalization, division or distribution thereof.  Please initial the appropriate response, and set forth any exceptions.

_____  No Exceptions

_____  Exceptions: ____________________________________________________
            _____________________________________________________________

D.	TYPE OF OWNERSHIP:

( )	Individual	( ) Joint tenants, with rights of survivorship
( )	Tenants-in-common
( )	Community Property

E.	GENERAL INFORMATION.

Subscriber’s Name:  ____________________________________________________________

Social Security Number:  ______________________           Date of Birth:  __________________

Residence Address:  ____________________________________________________________
             Number & Street (Post Office Box Unacceptable)
____________________________________________________________________________
City                                           State                                                   Zip Code

Residence Telephone Number:  ____________________________________________________
Area Code                           Number
Joint Subscriber’s Name:  ________________________________________________________

Social Security Number:  ______________________           Date of Birth:  __________________

Residence Address:  ____________________________________________________________
             Number & Street (Post Office Box Unacceptable)
____________________________________________________________________________
City                                           State                                                   Zip Code

Residence Telephone Number:  ____________________________________________________
Area Code                          Number

I prefer to have correspondence sent to:

____________________________________________________________________________
Number and Street
____________________________________________________________________________
City                                           State                                Zip Code

IN WITNESS WHEREOF, I have executed this Purchaser Suitability Questionnaire as of ___________, 2007.

_________________________________	____________________________________
(Signature of Subscriber)	(Signature of Joint Subscriber)
_________________________________	____________________________________
Name of Subscriber (Print or type)	Name of Joint Subscriber (Print or type)

SECTION II.
CORPORATE, PARTNERSHIP, TRUST OR OTHER ENTITY SUBSCRIBERS

This Section II should be completed if the Subscriber is a company, partnership, trust or other entity.

A.	“ACCREDITED INVESTOR”

A corporation, partnership, trust or other entity is an “Accredited Investor” if it is an entity described in paragraph (d) below.  If the Undersigned is an “Accredited Investor” the requested financial information should be furnished only with respect to the Subscriber as an entity, and not with respect to any or all of the owners of the beneficial interest therein.

If the corporation, partnership, trust or other entity is not an “Accredited Investor” as defined in paragraph (d) below, it will qualify as an accredited investor if each owner of an equity interest in the entity qualifies as an “Accredited Investor” individually, i.e., if (i) he or she has an individual or joint net worth with their spouse, at the time of the purchase, in excess of $1 million, or  (ii) his or her income was in excess of $200,000 in each of the two most recent years or joint income with their spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.  In such instance, each individual owner of an equity interest in the entity must complete the Individual Subscriber questionnaire in Section I of this Purchaser Suitability Questionnaire.

The Undersigned represents and warrants as follows:

(a)        The Undersigned has been duly formed and is validly existing in good standing under the laws of the state of its incorporation or formation with full power and authority to enter into the transactions contemplated by the Subscription Agreement.

(b)        The Undersigned has attached hereto a complete copy of the (i) corporation’s articles of incorporation, by-laws and authorizing resolution, (ii) partnership agreement, or (iii) trust agreement, as the case may be, as in effect on the date hereof.

(c)        The Subscription Agreement of the Undersigned has been duly and validly authorized, executed and delivered by the Undersigned and the agreements therein constitute the valid, binding and enforceable agreements of the Undersigned.

(d)        Please check the applicable description if the Undersigned is an entity described below:

___
A corporation, partnership, trust, or limited liability company with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who either alone or with his purchaser representative has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of investing in the Company.

___
An entity in which all of the equity owners are “accredited investors” and each such owner has completed the Individual Subscriber questionnaire in Section I of this Purchaser Suitability Questionnaire, which are attached hereto.

B.	ALL CORPORATIONS, PARTNERSHIPS AND TRUSTS MUST COMPLETE THE FOLLOWING WITH RESPECT TO THE ENTITY MAKING THE INVESTMENT:

Address of Principal
Place of Business: ________________________________________________________________
    Number & Street (Post Office Box Unacceptable)
______________________________________________________________________________
City                                           State                                Zip Code

Date of Formation:  ________                                     Tax ID No.:  __________________________

Fiscal Year End:  ______________________

Number of Partners, Shareholders, or Beneficiaries: __________

Net Worth for Last Two Fiscal Years:                  2006                      __________________
    2005                      __________________
Projected Net Worth for Current Fiscal Year:                                     __________________

Annual Gross Income for Last Two Fiscal Years:  2006                      __________________
    2005                      __________________

Anticipated Gross Income for Current Fiscal Year:  2007                    __________________

IN WITNESS WHEREOF, I have executed this Purchaser Suitability Questionnaire this __ day of _______, 2007.

_____________________________________________
Type or Print Name of Corporation, Corporation or Trust

_____________________________________________
Signature of Individual Signing on Behalf of Partnership,
Corporation or Trust

_____________________________________________
Type or Print Name of Individual

_____________________________________________
Capacity of Individual Signing on Behalf of Partnership,
Corporation or Trust

SCHEDULE 1

TO BE COMPLETED IF INDIVIDUAL SUBSCRIBER MARKED ALTERNATIVE TWO OR UNACCREDITED INVESTORS

A.	SUBSCRIBER’S CURRENT OR PAST EMPLOYMENT INFORMATION

Occupation or Profession:  _______________________________________________________

Name of Employer:  ____________________________________________________________

Business Address:  _____________________________________________________________

____________________________________________________________________________
City                                           State                                Zip Code

Current or Former Position or Title:  _________________________________________________________

PROVIDE ADDITIONAL INFORMATION, IF ANY, ON SEPARATE SHEET(S).

B.	JOINT SUBSCRIBER’S EMPLOYMENT INFORMATION

Occupation or Profession:  _______________________________________________________

Name of Employer:  ____________________________________________________________

Business Address:  _____________________________________________________________

____________________________________________________________________________
City                                           State                                Zip Code

Current or Former Position or Title:  _________________________________________________________

C.	FINANCIAL INFORMATION. I hereby certify to the Company as follows:

(a)	My individual net worth, or my joint net worth with my spouse, is as follows:

Gross Assets:	Nature of Asset or Liability	Value or Amount

Liquid Assets: (include	a)___________	$____________
only cash, cash equiv-	b)___________	$____________
alents and liquid	c)___________	$____________
securities; use fair	d)___________	$____________
market value)

Illiquid Assets:
Home, Home Furnishings
and Personal Automobiles		$____________

Other:	a)___________	$____________
	b)___________	$____________
	c)___________	$____________
	d)___________	$____________

Total:		$____________

Gross Liabilities:

Home Mortgage:		$____________
Other:	a)___________	$____________
	b)___________	$____________
	c)___________	$____________
	d)___________	$____________

Total:		$____________

Net Worth:		$____________

For purposes of this paragraph (a), you may show your joint worth with your spouse even if you are not purchasing jointly with your spouse.  Net worth includes all of your assets, liquid or illiquid (including, in addition to home, home furnishings and automobiles, such items as restricted securities, ownership in a business, assets in a pension or retirement plan, stocks and bonds, real estate, etc.), less any liabilities (including home mortgages and other debts and obligations).

For purposes of paragraphs (b) and (c) below, the income of each individual subscriber, whether purchasing individually or jointly, must be shown separately, even if a husband and wife are purchasing jointly and they file joint income tax returns.  The term “income” is not limited to “adjusted gross income” as defined for Federal income tax purposes.  “Income” refers to gross income and includes tax-exempt interest, the excluded portion of long-term capital gain and sheltered cash distributions from limited partnership and other investments.  In general, salary, partnership distributions, investment income (net of investment expenses), and the revenues of a sole proprietorship (net of the operating expenses of that proprietorship) would constitute “income.”

(b)        I reasonably expect to have, during this current calendar year, individual income in excess of the following:

Subscriber: $__________	Joint Subscriber: $__________

            (c)        I have had, during each of the past two calendar years, individual income in excess of the following:
2006
Subscriber: $__________	Joint Subscriber: $__________

2005
Subscriber: $__________	Joint Subscriber: $__________

(d)       I have made or been involved in the following risk-oriented investment(s) (such as speculative or illiquid investments or private placements):

Name or Nature of Investment	Amount	Date

___________________________________	_________	___________

___________________________________	_________	___________

___________________________________	_________	___________

PURCHASER’S REPRESENTATIVE’S CERTIFICATE

(To Be Completed By Subscribers Using a
Purchaser Representative)

The Undersigned has been named by ______________________________ (the “Subscriber”), as a Purchaser’s Representative to the Subscriber in evaluating the merits and risks of investment (the “Investment”) in the securities (Units, Shares and/or Warrants) of Piedmont Mining Company, Inc., a North Carolina corporation (the “Company”).  In connection with the investment, the Undersigned hereby represents and warrants as follows:

(i)         The Undersigned is not an affiliate, director, officer, or other employee of the Company or any affiliate of any of them, or the beneficial owner of 10% or more of any class of equity securities of the Company, and the Undersigned has not received and will not receive any compensation or consideration of any kind from the Company, its agents, or its affiliates in connection with the Investment.

(ii)        Listed below are all material relationships (and any compensation received or to be received by the Undersigned or affiliates of the Undersigned as a result thereof) between the Undersigned (or any affiliate of the Undersigned) and the Company (or any affiliate of the Company) which now exist or which have existed at any time during the past two years or which are now contemplated.  This item must be completed.  If the named Purchaser Representative has not had any such dealings or relationships, state “NONE”.

Material Relationships	Compensation (if any)

______________________	_____________________

______________________	_____________________

(iii)       The Undersigned has heretofore disclosed in writing to the Subscriber any relationships disclosed in item (ii) above.

(iv)       The Undersigned is primarily engaged in the following business or profession (e.g., the conduct of business as a registered investment financial consultant or a registered broker-dealer, or the representative of a registered broker-dealer, or the active practice of law or accounting).

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

(v)        The Undersigned HAS/HAS NOT either previously invested in, or advised others with respect to investment in, risk-oriented investments or private placements.  (Please clearly strike out the incorrect response.)

(vi)       The Undersigned HAS/HAS NOT either previously invested in, or advised others with respect to investment in, speculative or illiquid investments.  (Please clearly strike out the incorrect response.)

Date: ______________	_______________________________________
Purchaser’s Representative’s
Signature

_______________________________________
Print or Type Purchaser’s Representative’s Name

_______________________________________
Telephone Number

_______________________________________
Street Address

_______________________________________
City, State, Zip Code

Exhibit 10.2

INSTRUCTIONS TO PROSPECTIVE INVESTORS
OF
PIEDMONT MINING COMPANY, INC.,
a North Carolina corporation

Please read carefully the Annual Report on Form 10-KSB for the year ended December 31, 2006, as filed with the U. S. Securities and Exchange Commission on April 5, 2007 by Piedmont Mining Company, Inc., a North Carolina corporation (the “Company”), and all exhibits thereto, and the Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007, as filed with the U. S. Securities and Exchange Commission on May 17, 2007 by the Company, and all exhibits thereto (collectively, the “Memorandum”), before deciding to subscribe.

The Company is offering on a best effort basis to raise up to an aggregate of $600,000 pursuant to the sale of Units to a limited number of “accredited investors” only, as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.  Each Unit consists of one (1) Share of Common Stock and one (1)  two (2) year warrant representing the right to acquire one additional share of Common Stock.  The purchase price for each Unit and the exercise price for the Warrants will be determined on a case by case basis by the Company basis upon negotiations with certain investors.

THE PURCHASE PRICE FOR EACH UNIT IS $0.16
THE EXERCISE PRICE FOR THE WARRANTS IS: $0.20

Each prospective investor should examine the suitability of this type of investment in the context of his/her own needs, investment objectives, and financial capabilities and should make his/her own independent investigation and decision as to suitability and as to the risk and potential gain involved.  Also, each prospective investor is encouraged to consult with his/her own attorney, accountant, financial consultant or other business or tax advisor regarding the risks and merits of the proposed investment.

This offering is limited to accredited investors who certify that he/she/it meet all of the qualifications set forth in the Memorandum.  If you meet these qualifications and desire to purchase the Units, then please take the following actions:

1.	Review, complete and execute the following documents:

□	Subscription Agreement;
□	Purchaser Suitability Questionnaire;
□	Consent of Spouse (if married – regardless of manner in which the Units are to be held);
and
□	Purchaser Representative’s Certificate (if applicable)

2.        Deliver the completed Subscription Agreement, Purchaser Suitability Questionnaire, Consent of Spouse, the Purchaser Representative’s Certificate (if applicable) and Check made payable to Piedmont Mining Company, Inc. for payment:

Piedmont Mining Company, Inc.
500 E. 77th Street, #335
New York, NY 10162
Attn: Robert M. Shields, Jr.

Upon receipt of the signed Subscription Agreement, Purchaser Suitability Questionnaire, Consent of Spouse, the Purchaser Representative’s Certificate (if applicable), Check for the purchase price for the Units, verification of your investment qualifications, and acceptance of your subscription by the Company (the Company reserves the right, in its sole discretion, to accept or reject a subscription, in whole or in parts, for any reason whatsoever), the Company will notify you of receipt and acceptance of your subscription and will deliver a signed and fully executed stock certificate evidencing the Units purchased.

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THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED  (THE “1933 ACT”) OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE HOLDER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL ARE SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION UPON THE COMPANY’S REQUEST.

SUBSCRIPTION AGREEMENT
PIEDMONT MINING COMPANY, INC.
a North Carolina corporation

ARTICLE I

This subscription agreement (this “Subscription Agreement”) is entered into by and between Piedmont Mining Company, Inc., a North Carolina corporation (the “Company”), and the person or entity executing the Subscription Agreement (the “Subscriber”).  In this Subscription Agreement, the pronoun “it” means “he,” “she,” or “it,” as appropriate.  All terms not defined herein shall have the same meaning as set forth in the Annual Report on Form 10-KSB for the year ended December 31, 2006, as filed with the U. S. Securities and Exchange Commission on April 5, 2007 by the Company, related to the offer of up to an aggregate of $600,000 (with all attachments thereto, the “Memorandum”).

1.1    Offering.  The Company is currently offering for sale up to an aggregate of $600,000 pursuant to the sale of Units (“Units”) at a purchase price of $0.16 per Unit (the “Offering”), subject to the terms, conditions, acknowledgements, representations, and warranties stated herein and in the Memorandum.  Each Unit consists of one (1) share of Common Stock of the Company (“Share”) and one (1) warrant to purchase one Share (“Warrant”). Each Warrant is exercisable for a period of two (2) years at an exercise price of $0.20 per Share.

1.2       Subscription.  The Subscriber hereby irrevocably subscribes to purchase from the Company the number of Units and at the aggregate purchase price (the “Purchase Price”) set forth on the execution page to this Subscription Agreement titled “SUBSCRIPTION AGREEMENT SIGNATURE PAGE.”

1.3       Purchase.  The Subscriber shall tender or have tendered a check in the amount set forth on the Subscription Agreement Signature Page, payable to “Piedmont Mining Company, Inc.”, along with the execution and delivery of this Subscription Agreement, the Consent of Spouse, if Subscriber is married, Purchaser Suitability Questionnaire in the form attached hereto as Exhibit A, and, if applicable, an executed Purchaser’s Representative’s Certificate (if the Subscriber is using a Purchaser Representative) in the form attached hereto as Exhibit B, which are all incorporated herein by this reference.

1.4       Acceptance or Rejection of Subscription.  The Subscriber understands and agrees that the Company reserves the right, in its sole discretion, to reject this subscription, in whole or in part if (a) the Subscriber is not an “accredited investor” or otherwise fails to meet the investor suitability requirements as set forth in the Purchaser Suitability Questionnaire, (b) fails to deliver payment of the purchase price, or (c) fails to deliver a completed Subscription Agreement, Purchaser Suitability Questionnaire (if applicable), Consent of Spouse (if Subscriber is married), and Purchaser Representative’s Certificate (if applicable) substantially in the form as reasonably acceptable to the Company,  until there has been notice of acceptance of the Subscriber’s subscription.  In the event of rejection of this subscription, the Subscriber’s check or, in the event of a partial rejection a check in the amount of the rejected portion, will be promptly returned to the Subscriber.  Upon acceptance of the subscription by the Company, the Company will deliver to the Subscriber an “accepted” Subscription Agreement, and cause the purchase of the Units to be reflected in the books and record of the Company. Upon acceptance of the Units by the Company, certificates representing the Shares and Warrants constituting the Units will be promptly issued to the Subscriber.

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1.5       Piggyback Registration Rights. The Subscriber of the Shares will be entitled to “piggy back” registration rights on all registration statements of the Company, subject to the right, however, of the Company and its underwriters to reduce the number of shares proposed to be registered on a pro rata basis, if, in the opinion of the underwriter, market conditions warrant the reduction.  There will be no demand registration rights.

1.6       Call Provision. Notwithstanding any other provision contained herein to the contrary, in the event that the closing bid price of a share of Common Stock as quoted on the OTC Bulletin Board (or such other exchange or stock market on which the Common Stock may then be listed or quoted) equals or exceeds $0.40 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for fifteen (15) consecutive trading days the Company, upon ten (10) days prior written notice (the “Notice Period”) given to the Warrantholder within five business day immediately following the end of such fifteen (15) trading day period, may, but shall not have the obligation to, call this Warrant, in whole but not in part, at a redemption price equal to $0.01 per share of Common Stock then purchasable pursuant to this Warrant; Notwithstanding any such notice by the Company, the Warrantholder shall have the right to exercise this Warrant prior to the end of the Notice Period.

ARTICLE II

2.1.      Subscriber’s Representations, Warranties, Covenants.  The Subscriber hereby represents, warrants and covenants to the Company as follows, realizing that the Company intends to rely on these representations, warranties, and covenants, which shall survive the acceptance of the Subscriber’s subscription by the Company.

2.1.1	Accredited Investor. The Subscriber represents that it is an “accredited investor” as that term is defined in SEC Rule 501(a) of Regulation D, 17 C.F.R. 230.501(a).

2.1.2	Purchaser Suitability Questionnaire. The Subscriber has reviewed, completed and executed the Purchaser Suitability Questionnaire.

2.1.3
Net Worth.  The Subscriber (a) has adequate net worth and means of providing for its current financial needs and possible contingencies, (b) has no need for liquidity in this investment, (c) is able to bear the economic risks of an investment in the Units for an indefinite period of time, and (d) is able to bear the risk of losing its entire investment in the Units.

2.1.4
Knowledge; Experience.  The Subscriber has such knowledge and experience in financial and business matters: (a) to be capable of evaluating the merits and risks of this investment in the Units, (b) to make an informed decision relating thereto, and (c) to protect its own interests in connection with the purchase of the Units.  The Subscriber’s purchase of the Units is consistent, in both nature and amount, with the Subscriber’s overall investment program and financial condition.

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2.1.5
Own Account.  The Subscriber (a) is purchasing the Units for its own account (not as a nominee or agent) for investment purposes only and not with an intent or  view to, or for, resale, distribution or fractionalization thereof, in whole or in part, (b) has no present arrangement or intention to sell or distribute the Units, or to grant participation in the Units, and (c) does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Units.

2.1.6
Not an Underwriter.  The Subscriber is not an underwriter or dealer in the Units, and the Subscriber is not participating, pursuant to a contractual agreement, arrangement or understanding, in a distribution of the Units.

2.1.7	Independent Review. The Subscriber in making the decision to purchase the Units subscribed for:

(a)	has received, read and is familiar with the Subscription Agreement and the Purchaser Suitability Questionnaire;

(b)
has prior to making any investment in the Units, been given access and the opportunity to ask any and all questions it had, and to receive answers from the Company or any person acting on its behalf concerning the Company, its business plan, management and current financial condition, and/or the terms and conditions of the offer and sale of the Units, and Subscriber has received complete and satisfactory answers to any such inquiries;

(c)
has relied solely upon the information contained within this Subscription Agreement or upon information obtained in its own investigation, and represents and warrants that neither the Company, nor any officer, employee, agent, or affiliate of the Company has made any representations other than those contained within this Subscription Agreement;

(d)
understands that the attorneys, accountants or other professionals who have been employed to perform services on the Company’s behalf have NOT been employed to represent the interests of the Subscriber, and understands that it should consult with and rely on its own counsel or advisors for independent legal, accounting, financial and tax advice concerning this investment in the Company, including but not limited to advice as to the legality of any resale of the Units, tax or other consequences of such investment in the Company, and the suitability of the investment for the Subscriber, and

(e)
acknowledges that the books and records of the Company have been available for inspection upon reasonable notice and during reasonable business hours at the Company’s principal place of business and that the appropriate officers of the Company have been available to answer any questions concerning this investment.

2.1.8
No Written or Oral Representations. No person or entity, including the Company or agents of the Company, has made to the Subscriber any written or oral representations or warranties, expressly or by implication:

(a)	that any person will resell or repurchase the Units,

(b)	that any person will refund the purchase price of the Units,

(c)	as to the future price or value of the units,

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(d)	as to the appropriate or exact length of time that Subscriber will be required to hold the Units,

(e)	as to the percentage of profit and/or amount or type of consideration, profit, or loss to be realized, if any, as a result of an investment in the Units, or

(f)	as to the amount of distributions that the Company will make.

2.1.9	Partnership, Corporation or Trust. If the Subscriber is a partnership, corporation or trust, the person executing this Subscription Agreement on its behalf represents and warrants that:

(a)	he or she has made due inquiry to determine the truthfulness of the representations and warranties made pursuant to this Subscription Agreement and the Purchaser Suitability Questionnaire, and

(b)
he or she is duly empowered, authorized, and qualified (and if the Subscriber is a trust, by the trust agreement) to make this investment and to enter into and execute this Subscription Agreement and the Purchaser Suitability Questionnaire on behalf of such entity.

2.1.10
No Advertisement or General Solicitation.  The sale of the Units has not been advertised through any article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or through any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, and the Subscriber is not purchasing as a result of any such advertisement or solicitation.

2.1.11
Subscription Rejection Right.  The Subscriber acknowledges that the Company reserves the right to reject any subscription, to accept any subscription in part only, or to prorate subscriptions, to negotiate any checks or other tenders of payment for discrepant amounts and to refund the excess to the Subscriber if (a) the Subscriber is not an “accredited investor” or otherwise fails to meet the investor suitability requirements as set forth in the Purchaser Suitability Questionnaire, (b) fails to deliver payment of the purchase price, or (c) fails to deliver a completed Subscription Agreement, Purchaser Suitability Questionnaire, Consent of Spouse (if applicable), and Purchaser Representative’s Certificate (if applicable) substantially in the form as reasonably acceptable to the Company.

2.1.12
Compliance with Securities Law.  The Subscriber will not sell or otherwise transfer the Units (or the Shares or Warrants constituting the Units) except as permitted under the Act and applicable United States state securities laws or an exemption therefrom, provided that Subscriber delivers to the Company an opinion of counsel (which opinion and counsel are satisfactory to the Company) confirming the availability of such exemption upon Company’s request.

2.1.13
Authority, Power, Enforceability.  The Subscriber has all the requisite power, authority and capacity to acquire and hold the Units and to execute, deliver and comply with the terms of each of the instruments required to be executed and delivered by the Subscriber in connection with the subscription for the Units as contemplated by this Subscription Agreement and such execution, delivery and compliance does not conflict with, or constitute a default under, any instruments governing the Subscriber, any law, regulation or order, or any agreement to which the Subscriber is a party or by which the Subscriber may be bound.  The Subscriber hereby adopts, accepts and agrees to be bound by all the terms and provisions of this Subscription Agreement, and, if this subscription is accepted in whole or in part, to perform any obligations therein imposed.

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2.1.14
Legend.  The Subscriber acknowledges and agrees that the SEC has not reviewed the offer and sale of the Units, and that the Units have not been registered under the Act or any other applicable securities laws of any state or jurisdiction, and the Subscriber cannot sell or otherwise transfer the Units except as permitted under the Act and applicable United States state securities laws or an exemption therefrom, provided that Subscriber delivers to the Company an opinion of counsel (which opinion and counsel are satisfactory to the Company) confirming the availability of such exemption upon Company’s request.  The Subscriber understands and agrees that the certificate(s) or documents representing the Shares and/or Warrants constituting the Units will bear one or more restrictive legends determined by counsel to the Company to be necessary or appropriate in order to comply with United States federal or state securities law or to secure or protect any applicable exemptions from registration or qualification, including the following legends and the Subscriber agrees to abide by the terms thereof:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED  (THE “ACT”) OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE INVESTOR DELIVERS TO PIEDMONT MINING COMPANY, INC. (THE “COMPANY”) AN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL ARE SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION UPON COMPANY’S REQUEST.

2.1.15
Reliance by Company.  The Subscriber understands that the Units are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Units.

2.1.16
Subsequent Changes.  All information which the Subscriber has provided to the Company, including but not limited to all information given herein and in the Purchaser Suitability Questionnaire or otherwise, concerning itself, investor status, address, residence, financial position and knowledge and experience of financial and business matters are correct and complete as of the date of the execution of the Subscription Agreement, and that if there should be any material change in such information prior to this Subscription Agreement being accepted by the Company, the Subscriber will immediately provide the Company with such information.  The Subscriber will promptly notify the Company of any material fact or circumstance that would cause any of the foregoing representations to be untrue, incomplete, or misleading.

2.1.17
Further Assurances and Cooperation.  The Subscriber agrees that the Company may present this Subscription Agreement and any documents related thereto, to such parties as it deems appropriate if called upon to establish the availability of an exemption from registration or qualification of the Units under federal securities laws or applicable state laws.

6

2.2       Risk Factors.  In addition to the risks disclosed in the Memorandum under “Risk Factors” and elsewhere in this Subscription Agreement, and the risk factors set forth on the Company’s Registration  Statement on Form SB-2/A filed by the Company with the SEC on September 14, 2006, its Annual Report on Form 10-KSB for the year ended December 31, 2006, as filed by the Company with the SEC on April 5, 2007, and its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007, as filed by the Company with the SEC on May 17, 2007, the Subscriber acknowledges and understands the risks involved in the investment of the Units, including, but not limited to, the risks described below:

2.2.1
Speculative.  The Subscriber understands that an investment in the Units is speculative and involves substantial risks, including the possible loss of the entire investment, and understands the risks and uncertainties discussed in this Subscription Agreement.

2.2.2
No Profitability.   The Subscriber understands that the Company has no history of profitability and will require additional capital to complete its business plans. There is no assurance that the Company can obtain additional capital adequate to accomplish the foregoing or to successfully complete its business plans.

2.2.3	No Review of Fairness. No federal or state agency has passed upon the Units or made any finding, recommendation or determination as to the fairness of this investment.

2.2.4
No Representations Concerning Suitability.  The Company has made no representations or recommendations to the Subscriber concerning whether the purchase of the Units is a suitable investment for it.  The Subscriber and its representative, if any, have the sole responsibility for determining whether this investment is suitable for the Subscriber.  The Company is not responsible to the Subscriber for making any such determination.

2.2.5
Unit Price May Fluctuate During the Offering.  The Company has the right to offer the sale of Units and set the exercise price of the Warrants at different prices based upon negotiations with individual investors. The principal factors for such determination will be based on the Company’s business prospects, the recent trading range of the Company’s Common Stock, and other relevant factors.  As a result, the Subscriber may be purchasing the Units at a different price than another investor in this Offering.

2.2.6	Illiquid Investment. The Subscriber’s investment in the Company is an illiquid investment, and the Subscriber must bear the economic risk of its investment.

2.2.7
Dilution in Initial Equity Interest.  Any further issuance by the Company of any additional Units (or Shares and/or Warrants constituting the Units) of the Company  will dilute any equity interest of the Subscriber.  No assurances can be given that the Company will not issue additional securities that will have the effect of diluting the equity interest of Subscriber.

2.2.8
Due Diligence and Investigation.  The offer and sale of the Units is not underwritten by or being offered through investment bankers or underwriters.  There has not been an independent review of matters covered in the Subscription Agreement by any such professionals or other professionals.  Subscriber must rely solely upon their own investigation and analysis of the risks in making this investment decision.

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2.2.9
No Established Public Trading Market.  Even though the Shares are traded over-the-counter by quotation on the OTC Bulletin Board under the symbol “PIED.OB” the Subscriber realizes there is no established public trading market for the Units.  The Subscriber further understands that the Units offered hereby have not been registered with the SEC or any state agency.  The Units may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of an effective registration statement registering the Units under the Act, or an opinion of counsel that registration is not required under the Act.

ARTICLE III

3.1       Indemnification.  The Subscriber agrees to indemnify and hold the Company and any person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act, and the Company’s officers, directors, agents, attorneys, and affiliates harmless from and against all damages, losses, costs and expenses, including reasonable attorneys’ fees and expenses reasonably incurred in the investigation or preparation in defense of any litigation commenced or threatened or any claim whatsoever, which they may incur by reason of the failure by the Subscriber to comply with the terms and conditions of this Subscription Agreement, or by reason of any misrepresentation or breach of any warranty or covenant made by the Subscriber herein, the Purchaser Suitability Questionnaire, or in any document provided by the Subscriber to the Company in connection with the Subscriber’s investment in the Units.  The Subscriber further agrees that the provisions of this Section shall survive (a) the sale, transfer or any attempted sale or transfer of all or a portion of the Units (or the Shares and Warrants constituting the Units) and (b) the death of the Subscriber.

3.2       Survival.  The foregoing acknowledgments, representations, warranties and agreements made herein and the Purchaser Suitability Questionnaire shall survive the investment made herein.

ARTICLE IV

4.1       Termination, Cancellation or Revocation.  The Subscriber agrees that it may not cancel, terminate, or revoke this Subscription Agreement or any agreement made by it hereunder and that this Subscription Agreement shall survive the death or disability of the Subscriber and shall be binding upon the Subscriber’s heirs, executors, administrators, successors, and assigns, who shall execute a substantially similar agreement.

4.2       Modification.  Neither this Subscription Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any modification, discharge or termination is sought.

4.3       Notices.  Any notice, demand or other communication that any party hereto may be required, or may elect, to give to anyone interested hereunder shall be deemed given (a) three (3) business days after mailing if sent by registered or certified mail, return receipt requested, addressed to such address as may be given herein, (b) immediately if delivered personally at such address, including by overnight delivery service, or (c) immediately if communicated by facsimile to the person entitled to such notice, provided, however, that acknowledgment of the receipt of such facsimile notice is returned to the person giving notice, it being understood that such acknowledgment shall not be unreasonably withheld.

4.4       Payment of Expenses.  Subject to the provisions of this Subscription Agreement, the Company, on the one hand, and the Subscriber, on the other hand, will pay all fees and expenses (including, without limitation, legal fees and expenses) incurred by them in connection with the transactions contemplated hereunder.

8

4.5       Counterparts.  This Subscription Agreement may be executed through the use of separate signature pages (including by facsimile) or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

4.6       Binding Effect.  Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.  The obligation of the Subscriber and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon the Subscriber and the heirs, executors, administrators and successors of the Subscriber.

4.7       Entire Agreement.  This instrument, including all appendices and exhibits attached hereto which have been incorporated by reference into this Subscription Agreement, contain the entire agreement of the parties with respect to the subject matter of this Subscription Agreement, and there are no representations, covenants or other agreements except as stated or referred to herein.

4.8       Assignability.  This Subscription Agreement is not transferable or assignable by the Subscriber except as provided herein.

4.9       Applicable Law.  This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Nevada as applied to residents of that state entering into contracts wholly to be performed in that state, without regards to conflicts of laws principles.  The Subscriber hereby agrees that any suit, action, or proceeding arising out of or relating to this Subscription Agreement, any amendments or any replacements hereof, and any transactions or agreements relating hereto shall be brought in the courts of, or the Federal courts in, the State of California, County of Sacramento, and the Subscriber hereby irrevocably consents and submits to the jurisdiction of such courts for the purposes of any such suit, action or proceeding, and the Subscriber agrees that service of process on the Subscriber in such suit, action or proceeding may be made in the same way as is prescribed by this Subscription Agreement for other notices.  The Subscriber hereby waives, and agrees not to assert against the Company or any assignee thereof, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, (a) any claim that he or she is not personally subject to the jurisdiction of the above-named courts or that his or her property is exempt or immune from setoff, execution or attachment, either prior to judgment or in execution thereof, and (b) to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of suit, action or proceeding is improper or that this subscription agreement or any amendments or any replacements hereof may not be enforced in or by such courts.  Venue for such actions as set forth above is intended to be inclusive.

4.10.    Waiver of Jury Trial.  The parties to this Subscription Agreement hereby waive any right that they may otherwise have to a trial by jury in any suit, action, or proceeding that arises out of or relates to this Subscription Agreement, any amendments to or any replacements of this Subscription Agreement, and any transactions or agreements relating to this Subscription Agreement.  The parties understand that, as a result of this waiver, the facts relating to any dispute that is covered by this waiver will be tried, if necessary, to a judge rather than to a jury.

4.11     Severability.  If any provision or portion of this Subscription Agreement is held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Subscription Agreement shall be unaffected by such holding.

9

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

In addition to the foregoing, Subscriber hereby certifies that it (a) agrees to all the terms and conditions of this Subscription Agreement, (b) meets the suitability standards set forth in this Subscription Agreement and the Memorandum, and (c) is a resident of the state and jurisdiction indicated below.

I.	NUMBER OF SUBSCRIBED UNITS. Subscriber subscribes to purchase ___________ Units (at $0.16 per Unit) of the Company (“Units”).

II.	PURCHASE PRICE. The total purchase price of the Units (the number of Units multiplied by price per Unit) is $______________ (the “Purchase Price”).

III.	TYPE OF OWNERSHIP AND REQUIRED DOCUMENTS AND SIGNATURES
(please check one)
[  ] INDIVIDUAL OWNERSHIP (one signature required)

[  ] JOINT TENANTS WITH RIGHTS OF SURVIVORSHIP (both or all parties must sign)

[  ] COMMUNITY PROPERTY (both husband and wife must sign)

[  ] COMMUNITY PROPERTY WITH RIGHTS OF SURVIVORSHIP (both husband and wife must sign)

[  ] TENANTS IN COMMON (both or all parties must sign) (indicate the interest of each Subscriber)

[  ] PARTNERSHIP

[  ] LIMITED PARTNERSHIP (State:_______)

[  ] LIMITED LIABILITY COMPANY (State:_______)

[  ] CORPORATION (State:______)

[  ] TRUST (Type: __________)

[  ] OTHER (Please specify: _____________)

IV.	PURCHASER INFORMATION

a.________________________________________________________________________
                                       (Please print the exact name you desire to use for ownership.)

b.________________________________________________________________________
                                                                        (Mailing address)

c.	Primary State of Residence: ______________________________________________

d.	Telephone No.: __________________	Fax No.:_________________

e.	Social Security or Employer Tax ID Number (if applicable): ______________________

10

V.	REGISTRATION AND DELIVERY DETAILS (if other than set forth above).

a)	Registered Holder Custodian of securities (if different than Part IV above):

Name:   _______________________________________________

b)	Delivery details for securities certificates (if different than Part IV above):

Name:  ________________________________________________
Address:  ______________________________________________
                ______________________________________________

Executed this __day of _______________, 2007 at_____________________, ___________________.
(City)                                 (State)

_____________________________________	_____________________________________
Signature of Subscriber	Signature of Joint Subscriber

By: _________________________________	By: _________________________________
Print Name and Title	Print Name and Title

SUBSCRIPTION ACCEPTED:

Piedmont Mining Company, Inc.

Dated: _______________, 2007	_________________________________________

By: Robert M. Shields, Jr.

Title: Chief Executive Officer

11

PIEDMONT MINING COMPANY, INC.

CONSENT OF SPOUSE

I, _________________________, certify that:

1.         I am the spouse of _____________________, who is a Subscriber to Units of Piedmont Mining Company, Inc.  (the “Company”) and a party to the attached Subscription Agreement (the “Subscription Agreement”).

2.         I have read and I understand and approve all provisions of the Subscription Agreement.

3.         I am aware that, by the provisions of the Subscription Agreement, my spouse has agreed to restrictions on the sell or transfer Units, including any community property interest or quasi-community property interest in the Units, in accordance with the terms and provisions of the Subscription Agreement.

4.         My spouse shall have the full power of management of his/her Units in the Company, including any portion of the Units that may be my community property, and shall have the full right, without my further approval, to exercise any voting rights as a shareholder of the Company, to execute (or authorize others to execute) any amendments to the Subscription Agreement, and to sell, transfer, encumber, and deal in any manner with all or any part of the Units, including any portion of the Unit that is or might be community property.

5.         I hereby authorize the Company to retain this Consent of Spouse in the books and records of the Company.

Date:________________, 2007	___________________________________
Signature

12

SCHEDULE A

PURCHASER SUITABILITY QUESTIONNAIRE

PURCHASER SUITABILITY QUESTIONNAIRE
PIEDMONT MINING COMPANY, INC.,
A North Carolina corporation

1.         In addition to the Subscription Agreement, each Subscriber must deliver a completed and executed Purchaser Suitability Questionnaire.

2.         Each individual (including husband and wife) Subscriber should complete Section I.  You may need to complete Schedule 1 to this Purchaser Suitability Questionnaire depending on your responses below.

3.         Each corporate, partnership and trust subscriber should complete Section II.

All changes must be initialed by the Subscriber(s)

SECTION I.INDIVIDUAL SUBSCRIBER(S)

If a Subscriber is purchasing as joint tenants or tenants-in-common and such Subscribers are husband and wife or are related and have the same principal residence, the requested information for such persons should be aggregated and included in this questionnaire.  If such Subscribers are not married or are relatives who do not have the same principal residence, separate Purchaser Suitability Questionnaires must be completed for each Subscriber in order to furnish the requested information separately for each.

A.	REPRESENTATIONS OF SUBSCRIBER:

Please initial, in the space provided, all of the appropriate categories which applies to you.

___	ALTERNATIVE ONE: I have the following preexisting personal or business relationship with the Company or with a director or an officer of the Company:

____________________________________________________________________
____________________________________________________________________
____________________________________________________________________

___
ALTERNATIVE TWO:  I have such knowledge and experience in financial and business matters that I am capable of evaluating the relative merits and risks of an investment in the Company. I am not utilizing a Purchaser Representative in connection with evaluating such merits and risks.  I offer as evidence of my knowledge and experience in these matters the information requested in the Schedule 1 attached to this Purchaser Suitability Questionnaire.

___
ALTERNATIVE THREE*:  I understand that you may request me to use or I may choose to use the services of a Purchaser Representative acceptable to you in connection herewith.  I hereby acknowledge that the following person is my Purchaser Representative who will assist me with evaluating the merits and risks of an investment in the Company and affirm that such Purchaser Representative has previously disclosed in writing to me any material relationship that exists between himself or his affiliates and the Company, or its affiliates, that is mutually understood to be contemplated, or that has existed at any time during the previous two years, and any compensation received or to be received as a result of such relationship:

______________________________	_______________________________
(Name of Purchaser Representative)	Address

____________________________	_______________________________
Telephone number	City State Zip

The above-named Purchaser Representative has furnished to me a completed Purchaser Representative Certificate, the original of which is delivered to you herewith.  My Purchaser Representative and I together have such knowledge and experience in financial and business matters that we are capable of evaluating the relative merits and risks of an investment in the Company.

*  IF YOU HAVE INITIALED ALTERNATIVE THREE, THIS QUESTIONNAIRE MUST BE ACCOMPANIED BY A COMPLETED AND SIGNED PURCHASER REPRESENTATIVE CERTIFICATE.

B.	ACCREDITED INVESTOR INFORMATION. Please initial the appropriate response below.

1.	Accredited Investor.

___	I am an “Accredited Investor”, as evidenced by my satisfaction of at least one of the following standards. Please initial, in the space provided, those suitability standards that you satisfy.

___
STANDARD ONE:  I, either alone or together with my spouse, have a net worth (including principal residence, furnishings therein, and personal automobiles) in excess of $1,000,000.  “Net worth” means the net fair market value or equity of my assets and properties.

___
STANDARD TWO:  My income has exceeded $200,000 in each of the two most recent years or my joint income with my spouse has exceeded $300,000 in each of the two most recent years and I reasonably expect the same level of income in this current year.

2.	Non-Accredited Investor.

___
I am not an  “Accredited Investor”, however, I am eligible and qualified to evaluate the risks and merits in connection purchase the securities of the Company, as a non-accredited investor, as evidenced by the information set forth in the Appendix 1.  Please complete Appendix 1.(Note:  Your subscription may be rejected if you are not an “accredited investor,”)

C.
ACCOUNT.  Except as indicated below, my purchase of the securities (Units, Shares or Warrants) will be solely for my own account, and not for the account of any other person or with a view to any resale, fractionalization, division or distribution thereof.  Please initial the appropriate response, and set forth any exceptions.

_____  No Exceptions

_____  Exceptions:____________________________________________________

D.	TYPE OF OWNERSHIP:

( )	Individual	( ) Joint tenants, with rights of survivorship
( )	Tenants-in-common
( )	Community Property

E.	GENERAL INFORMATION.

Subscriber’s Name:  ____________________________________________________________

Social Security Number:  ______________________           Date of Birth:  __________________

Residence Address:  ____________________________________________________________
             Number & Street (Post Office Box Unacceptable)
____________________________________________________________________________
City                                           State                                                   Zip Code

Residence Telephone Number:  ____________________________________________________
Area Code                          Number
Joint Subscriber’s Name:  ________________________________________________________

Social Security Number:  ______________________           Date of Birth:  __________________

Residence Address:  ____________________________________________________________
             Number & Street (Post Office Box Unacceptable)
____________________________________________________________________________
City                                           State                                                   Zip Code

Residence Telephone Number:  ____________________________________________________
Area Code                          Number

I prefer to have correspondence sent to:

____________________________________________________________________________
Number and Street
____________________________________________________________________________
City                                           State                                Zip Code

IN WITNESS WHEREOF, I have executed this Purchaser Suitability Questionnaire as of ___________, 2007.

_________________________________	____________________________________
(Signature of Subscriber)	(Signature of Joint Subscriber)

_________________________________	____________________________________
Name of Subscriber (Print or type)	Name of Joint Subscriber (Print or type)

SECTION II.
CORPORATE, PARTNERSHIP, TRUST OR OTHER ENTITY SUBSCRIBERS

This Section II should be completed if the Subscriber is a company, partnership, trust or other entity.

A.	“ACCREDITED INVESTOR”

A corporation, partnership, trust or other entity is an “Accredited Investor” if it is an entity described in paragraph (d) below.  If the Undersigned is an “Accredited Investor” the requested financial information should be furnished only with respect to the Subscriber as an entity, and not with respect to any or all of the owners of the beneficial interest therein.

If the corporation, partnership, trust or other entity is not an “Accredited Investor” as defined in paragraph (d) below, it will qualify as an accredited investor if each owner of an equity interest in the entity qualifies as an “Accredited Investor” individually, i.e., if (i) he or she has an individual or joint net worth with their spouse, at the time of the purchase, in excess of $1 million, or  (ii) his or her income was in excess of $200,000 in each of the two most recent years or joint income with their spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.  In such instance, each individual owner of an equity interest in the entity must complete the Individual Subscriber questionnaire in Section I of this Purchaser Suitability Questionnaire.

The Undersigned represents and warrants as follows:

(a)        The Undersigned has been duly formed and is validly existing in good standing under the laws of the state of its incorporation or formation with full power and authority to enter into the transactions contemplated by the Subscription Agreement.

(b)        The Undersigned has attached hereto a complete copy of the (i) corporation’s articles of incorporation, by-laws and authorizing resolution, (ii) partnership agreement, or (iii) trust agreement, as the case may be, as in effect on the date hereof.

(c)        The Subscription Agreement of the Undersigned has been duly and validly authorized, executed and delivered by the Undersigned and the agreements therein constitute the valid, binding and enforceable agreements of the Undersigned.

(d)        Please check the applicable description if the Undersigned is an entity described below:

___
A corporation, partnership, trust, or limited liability company with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who either alone or with his purchaser representative has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of investing in the Company.

___
An entity in which all of the equity owners are “accredited investors” and each such owner has completed the Individual Subscriber questionnaire in Section I of this Purchaser Suitability Questionnaire, which are attached hereto.

B.	ALL CORPORATIONS, PARTNERSHIPS AND TRUSTS MUST COMPLETE THE FOLLOWING WITH RESPECT TO THE ENTITY MAKING THE INVESTMENT:

Address of Principal
Place of Business: ________________________________________________________________
    Number & Street (Post Office Box Unacceptable)
______________________________________________________________________________
City                                           State                                Zip Code

Date of Formation:  ________                                     Tax ID No.:  __________________________

Fiscal Year End:  ______________________

Number of Partners, Shareholders, or Beneficiaries: __________

Net Worth for Last Two Fiscal Years:                  2006                      __________________
    2005                      __________________
Projected Net Worth for Current Fiscal Year:                                     __________________

Annual Gross Income for Last Two Fiscal Years:  2006                      __________________
    2005                      __________________

Anticipated Gross Income for Current Fiscal Year:  __________________

IN WITNESS WHEREOF, I have executed this Purchaser Suitability Questionnaire this __ day of _______, 2007.

_____________________________________________
Type or Print Name of Corporation, Corporation or Trust

_____________________________________________
Signature of Individual Signing on Behalf of Partnership,
Corporation or Trust

_____________________________________________
Type or Print Name of Individual

_____________________________________________
Capacity of Individual Signing on Behalf of Partnership,
Corporation or Trust

SCHEDULE 1
TO BE COMPLETED IF INDIVIDUAL SUBSCRIBER MARKED ALTERNATIVE TWO OR UNACCREDITED INVESTORS

A.	SUBSCRIBER’S CURRENT OR PAST EMPLOYMENT INFORMATION

Occupation or Profession:  _______________________________________________________

Name of Employer:  ____________________________________________________________

Business Address:  _____________________________________________________________

____________________________________________________________________________
City                                           State                                Zip Code

Current or Former Position or Title:  _________________________________________________________

PROVIDE ADDITIONAL INFORMATION, IF ANY, ON SEPARATE SHEET(S).

B.	JOINT SUBSCRIBER’S EMPLOYMENT INFORMATION

Occupation or Profession:  _______________________________________________________

Name of Employer:  ____________________________________________________________

Business Address:  _____________________________________________________________

____________________________________________________________________________
City                                           State                                Zip Code

Current or Former Position or Title:  _________________________________________________________

C.	FINANCIAL INFORMATION. I hereby certify to the Company as follows:

(a)	My individual net worth, or my joint net worth with my spouse, is as follows:

Gross Assets:	Nature of Asset or Liability	Value or Amount

Liquid Assets: (include	a)___________	$____________
only cash, cash equiv-	b)___________	$____________
alents and liquid	c)___________	$____________
securities; use fair	d)___________	$____________
market value)

Illiquid Assets:
Home, Home Furnishings
and Personal Automobiles		$____________

Other:	a)___________	$____________
	b)___________	$____________
	c)___________	$____________
	d)___________	$____________

Total:		$____________

Gross Liabilities:

Home Mortgage:		$____________
Other:	a)___________	$____________
	b)___________	$____________
	c)___________	$____________
	d)___________	$____________

Total:		$____________

Net Worth:		$____________

For purposes of this paragraph (a), you may show your joint worth with your spouse even if you are not purchasing jointly with your spouse.  Net worth includes all of your assets, liquid or illiquid (including, in addition to home, home furnishings and automobiles, such items as restricted securities, ownership in a business, assets in a pension or retirement plan, stocks and bonds, real estate, etc.), less any liabilities (including home mortgages and other debts and obligations).

For purposes of paragraphs (b) and (c) below, the income of each individual subscriber, whether purchasing individually or jointly, must be shown separately, even if a husband and wife are purchasing jointly and they file joint income tax returns.  The term “income” is not limited to “adjusted gross income” as defined for Federal income tax purposes.  “Income” refers to gross income and includes tax-exempt interest, the excluded portion of long-term capital gain and sheltered cash distributions from limited partnership and other investments.  In general, salary, partnership distributions, investment income (net of investment expenses), and the revenues of a sole proprietorship (net of the operating expenses of that proprietorship) would constitute “income.”

(b)        I reasonably expect to have, during this current calendar year, individual income in excess of the following:

Subscriber: $__________	Joint Subscriber: $__________

            (c)        I have had, during each of the past two calendar years, individual income in excess of the following:
2006
Subscriber: $__________	Joint Subscriber: $__________

2005
Subscriber: $__________	Joint Subscriber: $__________

(d)       I have made or been involved in the following risk-oriented investment(s) (such as speculative or illiquid investments or private placements):

Name or Nature of Investment	Amount	Date

___________________________________	_________	___________

___________________________________	_________	___________

___________________________________	_________	___________

PURCHASER’S REPRESENTATIVE’S CERTIFICATE

(To Be Completed By Subscribers Using a
Purchaser Representative)

The Undersigned has been named by ______________________________ (the “Subscriber”), as a Purchaser’s Representative to the Subscriber in evaluating the merits and risks of investment (the “Investment”) in the securities (Units, Shares and/or Warrants) of Piedmont Mining Company, Inc., a North Carolina corporation (the “Company”).  In connection with the investment, the Undersigned hereby represents and warrants as follows:

(i)         The Undersigned is not an affiliate, director, officer, or other employee of the Company or any affiliate of any of them, or the beneficial owner of 10% or more of any class of equity securities of the Company, and the Undersigned has not received and will not receive any compensation or consideration of any kind from the Company, its agents, or its affiliates in connection with the Investment.

(ii)        Listed below are all material relationships (and any compensation received or to be received by the Undersigned or affiliates of the Undersigned as a result thereof) between the Undersigned (or any affiliate of the Undersigned) and the Company (or any affiliate of the Company) which now exist or which have existed at any time during the past two years or which are now contemplated.  This item must be completed.  If the named Purchaser Representative has not had any such dealings or relationships, state “NONE”.

Material Relationships	Compensation (if any)

______________________	_____________________

______________________	_____________________

(iii)       The Undersigned has heretofore disclosed in writing to the Subscriber any relationships disclosed in item (ii) above.

(iv)       The Undersigned is primarily engaged in the following business or profession (e.g., the conduct of business as a registered investment financial consultant or a registered broker-dealer, or the representative of a registered broker-dealer, or the active practice of law or accounting).

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

(v)        The Undersigned HAS/HAS NOT either previously invested in, or advised others with respect to investment in, risk-oriented investments or private placements.  (Please clearly strike out the incorrect response.)

(vi)       The Undersigned HAS/HAS NOT either previously invested in, or advised others with respect to investment in, speculative or illiquid investments.  (Please clearly strike out the incorrect response.)

Date: _________, 2007	_______________________________________
Purchaser’s Representative’s
Signature

_______________________________________
Print or Type Purchaser’s Representative’s Name

_______________________________________
Telephone Number

_______________________________________
Street Address

_______________________________________
City, State, Zip Code

Exhibit 99.1

Piedmont Mining Company, Inc. Announces $600,000 Private Placement Financing

Reno, NV – July 26, 2007 - Piedmont Mining Company, Inc. (OTC BB: PIED) today announced that it completed a $600,000 equity private placement with accredited investors.  The private placement consisted of 3,750,000 Units with each Unit consisting of one share of Common Stock and either one half (1/2) or one (1) full two year warrant exercisable at $0.20 per share.  All of the Units were sold for $0.16 per Unit.  Some of these warrants are callable when the stock has a closing bid price in excess of $0.40 per share for 15 consecutive trading days.

The shares of common stock being sold have not been registered under the Securities Act of 1933, or any state securities laws, and will be sold in a private transaction under Regulation D. Unless the shares are registered, they may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. Piedmont is obligated to register some of the shares being sold for resale on a registration statement to be filed within sixty (60) days following the close of the private placement.  Those shares that do not have registration rights do have “piggy back registration rights” entitling them to be registered in the next registration statement to be filed by the Company.

This announcement is made pursuant to SEC Rule 135 and shall not constitute an offer of any of the Company’s securities by the Company or any of the accredited investors participating in the private placement.

Robert M. Shields, Jr., CEO of Piedmont Mining Company, stated, “With this financing the Company plans to accelerate exploration and development of its portfolio of gold and silver properties”; funds will also be supplied for general corporate purposes.”

About Piedmont:
Piedmont is an exploration-stage company, exploring for gold and silver exclusively in the state of Nevada.  The Company has now entered into earn-in agreements with experienced exploration groups on seven gold and/or silver properties in Nevada.  Its Common Stock is traded on the OTC Bulletin Board under the symbol:  PIED.

FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements by Robert M. Shields, Jr., CEO, and other statements related to the business, expanding exploration and development activities and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market prices for the Company’s mineral products. In addition, actual results could vary materially based on changes or slower growth in the gold and silver markets; the potential inability to realize expected benefits and synergies in the Company’s mining operations; domestic and international business and economic conditions; changes in the mining industry for precious minerals; unexpected difficulties in exploration; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of skilled miners; the need for additional capital and other risk factors listed from time to time in the Company’s Securities and Exchange Commission (SEC) filings under “risk factors” and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

  Piedmont Mining Company, Inc. Reno, Nevada  www.piedmontmining.com
  Contact: Robert M. Shields, Jr.   212-734-9848
  Investor Relations: Susan Hahn & Associates:  212-986-6286